UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Seattle Genetics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 8, 2011

Dear Seattle Genetics Stockholders:

On behalf of Seattle Genetics, Inc., I cordially invite you to attend our 2011 Annual Meeting of Stockholders to be held on Friday, May 20, 2011, at 2:00 p.m., local time, at our principal offices located at 21823 – 30th Drive S.E., Bothell, WA 98021.

Enclosed are the following:

•	Our Notice of Annual Meeting of Stockholders and Proxy Statement (which includes a notice of Internet availability of our proxy materials);

•	Our 2010 Annual Report to Stockholders; and

•	A proxy card with a return envelope to record your vote.

Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Please read the enclosed Proxy Statement and vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided. Of course, if you attend the Annual Meeting, you will have the right to vote your shares in person.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Seattle Genetics. We look forward to seeing you at the Annual Meeting.

Sincerely,

Clay B. Siegall, Ph.D.

President and Chief Executive Officer

YOUR VOTE IS IMPORTANT There are three ways to vote: by Internet, by telephone or by marking, dating and signing the enclosed proxy card and mailing it promptly in the enclosed return envelope.

21823 30TH DRIVE S.E.

BOTHELL, WA 98021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 20, 2011

The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Seattle Genetics, Inc., a Delaware corporation (“Seattle Genetics” or the “Company”), will be held on Friday, May 20, 2011 at 2:00 p.m. local time at the principal offices of Seattle Genetics located at 21823 – 30th Drive S.E., Bothell, Washington 98021, for the following purposes:

1.	To elect the three nominees for director named in the accompanying proxy statement to hold office until the Company’s 2014 Annual Meeting of Stockholders.

2.	To approve the amendment and restatement of the Seattle Genetics, Inc. Amended and Restated 2000 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 700,000 shares.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

4.	To approve an amendment to Seattle Genetics’ Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Seattle Genetics’ common stock from 150,000,000 shares to 250,000,000 shares.

5.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement.

6.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

7.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

You can find more information about each of these items, including the nominees for directors, in the attached proxy statement.

The Board of Directors has fixed the close of business on March 25, 2011 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you vote by Internet, by telephone or by sending in your proxy card, but then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures described in the attached proxy statement. Please note that if your shares are held in an account by your stockbroker, bank, or other nominee and you wish to vote at the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation.

By Order of the Board of Directors,

Eric L. Dobmeier

Corporate Secretary

Bothell, Washington

April 8, 2011

YOUR VOTE IS IMPORTANT There are three ways to vote: by Internet, by telephone or by marking, dating and signing the enclosed proxy card and mailing it promptly in the enclosed return envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 20, 2011 at 21823 – 30th Drive S.E., Bothell, Washington 98021

The proxy statement and annual report to stockholders are available at

http://materials.proxyvote.com/812578.

SEATTLE GENETICS, INC.

PROXY STATEMENT FOR THE

2011 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 20, 2011

Our Board of Directors is soliciting proxies for the 2011 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board has set the close of business on March 25, 2011 as the record date for the Annual Meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the Annual Meeting. Each share of common stock is entitled to one vote. There were 113,464,019 shares of common stock outstanding on the record date.

Voting materials, which include this proxy statement, a proxy card and our 2010 Annual Report, are being mailed to stockholders on or about April 8, 2011. This proxy statement and our 2010 Annual Report are also available on the Internet at http://materials.proxyvote.com/812578.

In this proxy statement:

•	“We,” “us,” “our” and “Seattle Genetics” refer to Seattle Genetics, Inc.;

•	“Annual Meeting” means our 2011 Annual Meeting of Stockholders;

•	“Board of Directors” or “Board” means our Board of Directors; and

•	“SEC” means the Securities and Exchange Commission.

We have summarized below important information with respect to the Annual Meeting.

TIME AND PLACE OF THE ANNUAL MEETING

The Annual Meeting is being held on Friday, May 20, 2011 at 2:00 p.m. local time at our principal offices located at 21823 – 30th Drive S.E., Bothell, Washington 98021. Directions to our principal offices may be found at www.seattlegenetics.com

All stockholders who owned shares of our stock as of March 25, 2011, the record date, may attend and vote on the proposals considered at the Annual Meeting.

PURPOSE OF THE PROXY STATEMENT AND PROXY CARD

You are receiving this proxy statement and proxy card from us because you owned shares of our common stock on March 25, 2011, the record date. This proxy statement describes the proposals on which we would like you, as a stockholder, to vote. It also gives you information on these proposals so that you can make an informed decision.

When you sign the proxy card, you appoint Clay B. Siegall and Eric L. Dobmeier as your representatives at the Annual Meeting. At the Annual Meeting, Clay B. Siegall and Eric L. Dobmeier will vote your shares as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting in the event your plans change.

PROPOSALS TO BE VOTED ON AT THIS YEAR’S ANNUAL MEETING

At the Annual Meeting, there are six matters scheduled for a vote:

•	to elect the three nominees for director named in this proxy statement, to hold office until our 2014 Annual Meeting of Stockholders;

•

to approve the amendment and restatement of the Seattle Genetics, Inc. Amended and Restated 2000 Employee Stock Purchase Plan, or the ESPP, to increase the aggregate number of shares of common stock authorized for issuance thereunder by 700,000 shares;

•	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

•	to approve an amendment to our Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 150,000,000 shares to 250,000,000 shares;

•	to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement; and

•	to indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.

The Board of Directors recommends a vote “FOR ALL” the nominees named herein for director, an indication of every “1 year” as the preferred frequency with which Seattle Genetics is to hold stockholder advisory votes on the compensation of our named executive officers, and a vote “FOR” each of the other proposals.

VOTING OPTIONS

You may vote by mail.

To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you hold your shares in “street name”, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Seattle Genetics. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank or other nominee, and the stock certificates and record ownership are not in your name.

You may vote in person at the Annual Meeting.

We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If your shares are held in street name and you wish to vote your shares at the Annual Meeting, you must notify your broker, bank or other nominee and obtain a valid proxy from your broker, bank or other nominee.

You may vote by telephone or electronically via the Internet.

If you are a stockholder of record, to submit your proxy by telephone or via the Internet, follow the instructions on the proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet as instructed by your broker, bank or other nominee.

You may change your mind after you have returned your proxy or submitted your proxy by telephone or via the Internet.

If you change your mind after you return your proxy or submit your proxy by telephone or via the Internet and you are a stockholder of record, you may revoke your proxy at any time before the polls close at the Annual Meeting. You may do this by:

•	signing another proxy with a later date;

•	submitting a new proxy by telephone;

•	submitting a new proxy via the Internet; or

•	voting in person at the Annual Meeting.

If your shares are held in street name, you should follow the instructions provided by your broker, bank or other nominee.

MULTIPLE PROXY CARDS

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

QUORUM REQUIREMENT

Shares are counted as present at the Annual Meeting if a stockholder of record either:

•	is present and votes in person at the Annual Meeting; or

•	has properly submitted a proxy card.

A majority of our outstanding shares of common stock as of the record date must be present at the Annual Meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

CONSEQUENCES OF NOT RETURNING YOUR PROXY; ABSTENTIONS AND BROKER NON-VOTES

If your shares are held in your name, you must return your proxy (or submit your proxy by telephone or via the Internet or attend the Annual Meeting in person) in order to vote on the proposals. If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your brokerage firm on your vote instruction form. Under the current rules that govern brokers, if you do not give instructions to your brokerage firm, it will still be able to vote your shares, but only with respect to proposals for which it has discretionary voting authority. A “broker non-vote” occurs when a broker or other holder of record holding shares for a beneficial owner submits a proxy for the Annual Meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

The election of directors (Proposal No. 1), the amendment and restatement of the ESPP (Proposal No. 2), the advisory vote on the compensation of our named executive officers (Proposal No. 5), and the advisory vote on the frequency of stockholder advisory votes on the compensation of our named executive officers (Proposal No. 6) are proposals for which brokers do not have discretionary voting authority. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote with respect to these proposals and those non-votes will be counted as “broker non-votes.” In addition, it is possible that brokers will not have discretionary voting authority with respect to the proposal to amend our Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock (Proposal No. 4) in which case, if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote with respect to this proposal and those non-votes will be counted as “broker non-votes.” The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 3) is considered to be discretionary and your brokerage firm will be able to vote on Proposal No. 3 even if it does not receive instructions from you, so long as it holds your shares in its name.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect with respect to any of the proposals except Proposal No. 4. For Proposal No. 4, abstentions and broker non-votes will have the same effect as against votes.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the Annual Meeting.

REQUIRED VOTES

Assuming that a quorum is present, the following votes will be required:

•

With respect to the election of directors (Proposal No. 1), the three nominees receiving the highest number of FOR votes (from the holders of shares present in person or represented by proxy) will be elected as directors.

•

With respect to the vote on the amendment and restatement of the ESPP (Proposal No. 2) to increase the aggregate number of shares of common stock authorized for issuance thereunder by 700,000 shares, approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

•

With respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 3), approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

•

With respect to the vote on an amendment to our Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 150,000,000 shares to 250,000,000 shares (Proposal No. 4), approval will require the affirmative vote of the holders, either present in person or by proxy, of at least a majority of our outstanding shares of common stock.

•

With respect to the advisory vote on the compensation of our named executive officers as disclosed in this proxy statement (Proposal No. 5), approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

•

With respect to the advisory vote on the frequency of stockholder advisory votes on the compensation of our named executive officers (Proposal No. 6), consistent with our bylaws, the frequency receiving the majority of votes cast in person or by proxy at the Annual Meeting will be considered the frequency preferred by our stockholders.

We believe that the procedures to be used by the Inspector of Election to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

VOTE SOLICITATION; NO USE OF OUTSIDE SOLICITORS

The Board of Directors of Seattle Genetics is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may contact you by telephone, via the Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy materials. We have not retained the services of a proxy solicitor.

VOTING PROCEDURES

Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of BNY Mellon Shareowner Services, our transfer agent, who will act as the Inspector of Election. The Inspector of Election will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed and not revoked and votes properly cast by telephone or Internet, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card that is returned but not marked will be voted as follows:

•	FOR ALL of the director nominees named herein (Proposal No. 1);

•	FOR the approval of the amendment and restatement of the ESPP to increase the aggregate number of shares of common stock authorized for issuance thereunder (Proposal No. 2);

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 3);

•	FOR the approval of the amendment to our Fourth Amended and Restated Certificate of Incorporate to increase the number of authorized shares of our common stock (Proposal No. 4);

•	FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement (Proposal No. 5); and

•	Every 1 year as the preferred frequency of stockholder advisory votes on the compensation of our named executive officers (Proposal No. 6).

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

PUBLICATION OF VOTING RESULTS

We will announce preliminary voting results at the Annual Meeting. We will publish the final results in a current report on Form 8-K, which we expect to file with the SEC within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results. You can obtain a copy of any of these filings on our website at www.seattlegenetics.com, by contacting our Investor Relations Department at (425) 527-4000, by calling the SEC at (800) 732-0330 for information regarding its public reference room, or through the EDGAR system at www.sec.gov.

OTHER BUSINESS

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Clay B. Siegall and Eric L. Dobmeier to vote on such matters at their discretion.

PROPOSALS FOR 2012 ANNUAL MEETING

To have your proposal included in our proxy statement for the 2012 Annual Meeting, you must submit your proposal in writing by December 10, 2011 to Eric L. Dobmeier, Corporate Secretary, Seattle Genetics, 21823 – 30th Drive S.E., Bothell, Washington 98021, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. However, if the 2012 Annual Meeting is not held between April 20, 2012 and June 19, 2012, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

Proposals of stockholders and director nominations intended to be considered at the 2012 Annual Meeting but not included in our proxy statement for that meeting must be received at the above address no earlier than January 21, 2012 and no later than February 20, 2012; provided, however, that in the event the date of the 2012 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the date of this year’s Annual Meeting, and less than 60 days notice is given prior to the 2012 Annual Meeting, then such proposal must be received not later than the 10th day following the day on which public announcement of the date of such meeting is first made. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A stockholder’s notice to our Corporate Secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2012 Annual Meeting. The Chairman of the 2012 Annual Meeting may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board of Directors for the 2012 Annual Meeting will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which Seattle Genetics has not been provided with timely notice and (ii) any proposal made in accordance with our bylaws, if the 2012 proxy statement briefly describes the matter and how management proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Securities Exchange Act of 1934.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions, including those relating to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of terms like these or other comparable terminology, and other words or terms of similar meaning in connection with any discussion of future operating or financial performance. These statements are only predictions. All forward-looking statements included in this proxy statement are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. Any or all of our forward-looking statements in this proxy statement may turn out to be wrong. Actual events or results may differ materially. Our forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks, uncertainties and other factors. We discuss in greater detail many of these risks, uncertainties and other factors in our annual report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission under the heading “Item 1A—Risk Factors.” We caution investors that our business and financial performance are subject to substantial risks and uncertainties.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Fourth Amended and Restated Certificate of Incorporation provides that the Board of Directors is divided into three approximately equal classes with staggered three-year terms. As a result, approximately one-third of the total number of directors will be elected every year.

Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors or by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of our voting stock, provided that newly created directorships resulting from any increase in the number of directors will, unless the Board determines by resolution that any such directorships shall be filled by stockholders, be filled only by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred.

The Board of Directors is presently composed of eight members. The Class I directors, whose terms expire at the 2011 Annual Meeting, are Srinivas Akkaraju, David W. Gryska and John P. McLaughlin. The Class II directors, whose terms expire at the 2012 Annual Meeting, are Clay B. Siegall and Felix Baker. The Class III directors, whose terms expire at the 2013 Annual Meeting, are Marc E. Lippman, Franklin M. Berger and Daniel G. Welch. Our stockholders only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year terms.

Srinivas Akkaraju, David W. Gryska and John P. McLaughlin have been recommended by the Nominating and Corporate Governance Committee of the Board of Directors for election at the Annual Meeting and have been nominated by the Board for election at the Annual Meeting as Class I directors for three-year terms expiring at the 2014 Annual Meeting. Each of these nominees listed below is currently a director who was previously elected by the stockholders.

Srinivas Akkaraju, David W. Gryska and John P. McLaughlin are elected by receiving the greatest number of votes cast for their election by holders of common stock that are present in person or represented by proxy at the meeting.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named herein. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence such shares will be voted for the election of such substitute nominees as the Nominating and Corporate Governance Committee may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

NOMINEES FOR THE BOARD OF DIRECTORS; CONTINUING DIRECTORS

The names of the nominees and of the directors whose terms of office will continue after the Annual Meeting, their ages as of May 20, 2011, and certain other information about them are set forth below. The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a group, provides a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting and retaining members who complement and strengthen the skills of the other members of the Board and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee and continuing director that led the Nominating and Corporate Governance Committee and the Board to believe that such nominee or continuing director should continue to serve on the Board as of the date of this proxy statement.

Name of Director Nominee	Age	Company Positions/Offices	Director Since	Term Expires
Srinivas Akkaraju, M.D., Ph.D.	43	Director	July 2003	2011
David W. Gryska (1) (2)	55	Director	March 2005	2011
John P. McLaughlin (2) (3)	59	Director	June 2007	2011

Continuing Directors	Age	Company Positions/Offices	Director Since	Term Expires
Clay B. Siegall, Ph.D.	50	President, Chief Executive Officer and Chairman of the Board	December 1997	2012
Felix Baker, Ph.D. (1) (3)	42	Lead Independent Director	July 2003	2012
Marc E. Lippman, M.D.	66	Director	June 2000	2013
Franklin M. Berger (2) (3)	61	Director	June 2004	2013
Daniel G. Welch (1)	53	Director	June 2007	2013

(1)	Member of Compensation Committee

(2)	Member of Audit Committee

(3)	Member of Nominating and Corporate Governance Committee

There are no family relationships among any of the directors or executive officers of Seattle Genetics.

DIRECTOR NOMINEE PROFILES

Srinivas Akkaraju, M.D., Ph.D.    Dr. Akkaraju has served as one of our directors since July 2003. Since January 2009, Dr. Akkaraju has been Managing Director of New Leaf Venture Partners. From August 2006 to December 2008, Dr. Akkaraju served as a Managing Director at Panorama Capital, LLC, a private equity firm founded by the former venture capital investment team of J.P. Morgan Partners, LLC, a private equity division of JPMorgan Chase & Co. Panorama Capital advised J.P. Morgan Partners as to its investment in Seattle Genetics. Prior to co-founding Panorama Capital, he was with J.P. Morgan Partners, which he joined in April 2001 and of which he became a Partner in January 2005. From October 1998 to April 2001, he was in Business and Corporate Development at Genentech, Inc. (a wholly owned member of the Roche Group), a biotechnology company, most recently as Senior Manager. Prior to joining Genentech, Dr. Akkaraju was a graduate student at Stanford University, where he received an M.D. and a Ph.D. in Immunology. He received his undergraduate degrees in Biochemistry and Computer Science from Rice University. In addition to Seattle Genetics, Dr. Akkaraju serves as a director of Pharmos Corporation, a publicly traded biotechnology company. Previously, Dr. Akkaraju served as a director on the boards of Barrier Therapeutics, Inc. and Eyetech Pharmaceuticals, Inc., both publicly traded biotechnology companies, and Amarin Corporation plc, a foreign publicly traded biotechnology company. Dr. Akkaraju has a strong scientific background coupled with extensive experience in private equity and venture capital investing from his work at J.P. Morgan and Panorama Capital. This combination allows for Dr. Akkaraju to thoroughly understand our technology and provide strong business and strategic expertise.

David W. Gryska    Mr. Gryska has served as one of our directors since March 2005. From December 2006 to October 2010, he served as Senior Vice President and Chief Financial Officer of Celgene Corporation. From October 2004 to December 2006, he was a principal at Strategic Consulting Group, where he provided strategic consulting to early-stage biotechnology companies. Mr. Gryska served at Scios, Inc., a biopharmaceutical company, as Senior Vice President and Chief Financial Officer from November 2000 to October 2004, and as Vice President of Finance and Chief Financial Officer from December 1998 to November 2000. Scios was acquired by Johnson & Johnson in 2003. From 1993 to December 1998, he served as Vice President, Finance and

Chief Financial Officer at Cardiac Pathways Corporation, a medical device company which was later acquired by Boston Scientific Corporation. Prior to Cardiac Pathways, Mr. Gryska served as a partner at Ernst & Young LLP, an accounting firm. During his eleven years at Ernst & Young LLP, he focused on technology industries, with an emphasis on biotechnology and healthcare companies. Mr. Gryska holds a B.A. in accounting and finance from Loyola University and an M.B.A. from Golden Gate University. With his years of experience as Chief Financial Officer, at Celgene, Scios, and Cardiac Pathways, Mr. Gryska brings to the Board of Directors valuable and relevant experience as a senior financial executive at life sciences and biotechnology companies dealing with financings, mergers, acquisitions and global expansion and other strategic transactions. He also has extensive knowledge of accounting principles and financial reporting rules and regulations, tax compliance and oversight of the financial reporting processes of several large, publicly traded corporations, which assists Mr. Gryska in fulfilling his duties as a member of our Audit Committee.

John P. McLaughlin    Mr. McLaughlin has served as one of our Directors since June 2007. Since December 2008, Mr. McLaughlin has been President and Chief Executive Officer of PDL BioPharma, Inc., a publicly-traded biotechnology company. Previously he was Chief Executive Officer and a member of the Board of Directors of Anesiva, Inc., a biotechnology company, from January 2000 to June 2008. Prior to Anesiva, he was President of Tularik Inc., and before that spent 11 years at Genentech, Inc. in a number of senior management positions including Executive Vice President. Previously, Mr. McLaughlin represented pharmaceutical companies as a partner in a Washington, D.C. law firm that specializes in food and drug law and served as legal counsel to various subcommittees at the U.S. House of Representatives, drafting numerous measures that became U.S. Food and Drug Administration laws. Mr. McLaughlin was also co-founder, a director and Chairman of the Board of Eyetech Pharmaceuticals, Inc., which was acquired by OSI Pharmaceuticals in 2005. He is also a director and co-founder of Peak Surgical, Inc., a privately-held medical device company, and PDL BioPharma, Inc. In addition, Mr. McLaughlin previously served as a director of Anesiva, Inc., which was a publicly-traded company during Mr. McLaughlin’s service as a director. Mr. McLaughlin earned a B.A. from the University of Notre Dame and a J.D. from the Catholic University of America. As the current CEO of a biotechnology company and former senior executive of several other biotechnology companies, Mr. McLaughlin possesses a strong understanding of the biotechnology industry and the competitive landscape that we must address in order to commercialize our product candidates. In addition, his past experience representing pharmaceutical companies in food and drug law and his contributions to pharmaceutical legislation add a unique perspective that is valuable to our senior management.

THE BOARD RECOMMENDS A VOTE FOR ALL OF

THE NOMINEES FOR DIRECTOR NAMED ABOVE.

CONTINUING DIRECTOR PROFILES

Clay B. Siegall, Ph.D.    Dr. Siegall co-founded Seattle Genetics in 1997. He has served as our Chief Executive Officer since November 2002, as our President since June 2000, as one of our directors since December 1997 and as our Board chairman since March 2004. Dr. Siegall also served as our Chief Scientific Officer from December 1997 until November 2002. Prior to co-founding Seattle Genetics, Dr. Siegall was with the Bristol-Myers Squibb Pharmaceutical Research Institute from 1991 to 1997, most recently as a Principal Scientist. From 1988 to 1991, Dr. Siegall was a Staff Fellow/Biotechnology Fellow at the National Cancer Institute, National Institutes of Health. Dr. Siegall received a Ph.D. in Genetics from George Washington University and a B.S. in Zoology from the University of Maryland. In addition to Seattle Genetics, Dr. Siegall serves as a director of Alder BioPharmaceuticals, Inc., a privately-held biotechnology company. Dr. Siegall’s experience in founding and building Seattle Genetics is integral to our company and its mission. His scientific understanding along with his corporate vision and operational knowledge provide strategic guidance to our management team and the Board of Directors.

Felix Baker, Ph.D.    Dr. Baker has served as one of our directors since July 2003 and as our lead independent director since February 2005. Dr. Baker is a Managing Partner of Baker Brothers Investments which he and his brother, Julian Baker, founded in 2000. Dr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which are focused on publicly traded life sciences companies. Dr. Baker’s career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. Dr. Baker holds a B.S. and a Ph.D. in Immunology from Stanford University, where he also completed two years of medical school. In addition to Seattle Genetics, Dr. Baker currently serves as a director of Ardea BioSciences, Inc. and Trimeris, Inc., both of which are publicly-traded biotechnology companies. In addition, Dr. Baker previously served as a director of AnorMED Inc., Conjuchem, Inc. and Neurogen Corporation, all of which were publicly-traded companies during Dr. Baker’s service as a director. As a board member and investor in many successful biotechnology companies, Dr. Baker is able to draw on his experience and vision in investing in and building companies to add significant value to Board of Director discussions and company strategy.

Marc E. Lippman, M.D.    Dr. Lippman has served as one of our directors since June 2000. Since May 2007, Dr. Lippman has served as the Kathleen and Stanley Glaser Professor of Medicine at the University of Miami Leonard M. Miller School of Medicine, and Chairman of the Department of Medicine. Previously, from February 2001 to May 2007 he served as the John G. Searle Professor and Chairman of the Department of Internal Medicine at the University of Michigan School of Medicine. Previously, Dr. Lippman was the Director of the Lombardi Cancer Research Center from July 1988 to February 2001, Professor and Chairman of the Department of Oncology from July 1999 to February 2001 and Professor of Medicine at Georgetown University Medical School in Washington, D.C. from July 1988 to February 2001. He also served as Chief of the Division of Hematology-Oncology at Georgetown University Medical School from July 1995 to February 2001. He was Head of the Medical Breast Cancer Section of the Medicine Branch of the National Cancer Institute from July 1976 to July 1988. Dr. Lippman has authored over 400 peer-reviewed publications and one of the standard texts on breast cancer. He serves as chair of the Scientific Advisory Board for the Perseus-Soros Fund and is a director of Ascenta Therapeutics, Inc., a privately-held biotechnology company. He received a B.A., magna cum laude, from Cornell and an M.D. from Yale where he was elected to Alpha Omega Alpha. Dr Lippman’s extensive experience in treating patients and conducting oncology research at the National Cancer Institute and at the medical schools of the University of Miami, the University of Michigan and Georgetown University provides an important patient perspective and focus on innovation in our development of antibody-based therapies.

Franklin M. Berger, CFA    Mr. Berger has served as one of our directors since June 2004. Mr. Berger is a biotechnology industry analyst with over 25 years of experience in capital markets and financial analysis. He served most recently as Managing Director, Equity Research and Senior Biotechnology Analyst at J.P. Morgan Securities from May 1998 to March 2003. In this position, he initiated team coverage of 26 biotechnology companies and was responsible for technical, scientific and clinical due diligence as well as company selection.

Previously, Mr. Berger served in similar capacities at Salomon Smith Barney from August 1997 to May 1998 and at Josephthal & Co. from November 1991 to August 1997. Prior to his work as a biotechnology analyst, he managed Pantagruel Partners, a firm that developed early-stage pharmaceutical compounds for sale to drug companies and venture capital firms. He holds an M.B.A. from the Harvard Graduate School of Business Administration and an M.A. in International Economics and a B.A. in International Relations both from Johns Hopkins University. In addition to Seattle Genetics, Mr. Berger serves as a director of VaxGen, Inc., Isotechnika Inc. and Thallion Pharmaceuticals Inc., all publicly-traded biotechnology companies. In addition, Mr. Berger previously served as a director of Emisphere Technologies, Inc., a publicly-traded company. Mr. Berger’s financial background and experience as an equity analyst in the biotechnology industry combined with his experience serving on the boards of directors of multiple public companies is important to our strategic planning and financing activities as well as providing valuable experience in his role as chair of our Audit Committee.

Daniel G. Welch    Mr. Welch has served as one of our Directors since June 2007. Since September 2003, Mr. Welch has been Chief Executive Officer and President of InterMune, Inc., a biotechnology company and in May 2007, he assumed the additional role of Chairman of the Board of InterMune. Before joining InterMune, he was Chairman and Chief Executive Officer of Triangle Pharmaceuticals from 2002 to 2003, which was acquired by Gilead in 2003. Prior to that, he was President of Biopharmaceuticals at Elan Corporation from 2000 to 2002. During his tenure at Elan he was responsible for its U.S. commercial operations, international subsidiaries, R&D and diagnostics businesses. From 1987 to 2000, Mr. Welch served in various senior management roles at Sanofi-Synthelabo, now Sanofi-Aventis, including Vice President of Worldwide Marketing and Chief Operating Officer of the U.S. business. Mr. Welch holds a B.A. from the University of Miami and an M.B.A. from the University of North Carolina. In addition to Seattle Genetics, Mr. Welch serves as a director of InterMune and Corium International, Inc. Mr. Welch’s commercial background and strong senior executive experience at a wide range of biotechnology companies, including currently serving as CEO of a publicly traded biotechnology company, gives him insight into the strategy and planning for a biopharmaceutical company that is valuable to our senior management as well as the other members of our Board of Directors.

EXECUTIVE OFFICERS

The executive officers of Seattle Genetics who are not also directors of Seattle Genetics, their ages as of May 20, 2011 and certain other information about them are set forth below:

Name of Non-Director Executive Officers	Age	Company Positions/Offices
Todd E. Simpson	50	Chief Financial Officer
Eric L. Dobmeier	42	Chief Business Officer and Corporate Secretary
Thomas C. Reynolds, M.D., Ph.D.	52	Chief Medical Officer
Morris Z. Rosenberg, D.Sc.	51	Executive Vice President, Process Sciences
Vaughn B. Himes, Ph.D.	50	Executive Vice President, Technical Operations
Bruce J. Seeley	47	Executive Vice President, Commercial

EXECUTIVE OFFICER PROFILES

Todd E. Simpson    Mr. Simpson has served as our Chief Financial Officer since October 2005. Previously, Mr. Simpson served from October 2001 to October 2005 as Vice President, Finance & Administration and Chief Financial Officer of Targeted Genetics Corporation, a biotechnology company. From January 1996 to October 2001, Mr. Simpson served as Vice President, Finance & Administration and CFO of Aastrom Biosciences, Inc., a biotechnology company. From August 1995 to December 1995, he served as Treasurer of Integra LifeSciences Corporation, a biotechnology company, which acquired Telios Pharmaceuticals, Inc., in August 1995. From 1992 until its acquisition by Integra, he served as Vice President of Finance and CFO of Telios and in various other finance-related positions. Mr. Simpson currently serves on the board of directors of the Washington

Biotechnology and Biomedical Association. Mr. Simpson is a certified public accountant, and from 1983 to 1992 he practiced public accounting with the firm of Ernst & Young LLP. Mr. Simpson received a B.S. in Accounting and Computer Science from Oregon State University.

Eric L. Dobmeier    Mr. Dobmeier joined Seattle Genetics in March 2002 and has served as our Chief Business Officer since May 2007. Previously, he served in positions of increasing responsibility, most recently as our Senior Vice President, Corporate Development from February 2005 to May 2007. He has also served as our Corporate Secretary since March 2002 and was our General Counsel from March 2002 to September 2006. Prior to joining Seattle Genetics, Mr. Dobmeier was with the law firms of Venture Law Group and Heller Ehrman LLP where he represented technology companies in connection with public and private financings, mergers and acquisitions and corporate partnering transactions. Mr. Dobmeier received a J.D. from University of California, Berkeley School of Law and an A.B. in History from Princeton University.

Thomas C. Reynolds, M.D., Ph.D.    Dr. Reynolds has served as our Chief Medical Officer since March 2007. From June 2002 to March 2007, Dr. Reynolds held various positions at ZymoGenetics, Inc., a biotechnology company, most recently serving as Vice President, Medical Affairs. Prior to that, Dr. Reynolds served in various positions at Targeted Genetics Corporation, including Vice President, Clinical Affairs. Dr. Reynolds received his M.D. and Ph.D. in Biophysics from Stanford University and a B.A. in Chemistry from Dartmouth College.

Morris Z. Rosenberg, D.Sc.    Dr. Rosenberg has served as our Executive Vice President, Process Sciences since February 2009. Previously, he was our Senior Vice President, Development from October 2004 to February 2009, and was our Vice President, Development from July 2001 to October 2004. Prior to that, he was Head of Bioprocess Development at Eli Lilly & Company from July 1998 to July 2001. From August 1990 to July 1998, he held positions of increasing managerial responsibility, including Group Leader, at Biogen, Inc., a biopharmaceutical company. Dr. Rosenberg received a D.Sc. in Chemical Engineering, a M.S. and B.S. in Chemical Engineering, and a B.A. in Biology from Washington University in St. Louis, Missouri.

Vaughn B. Himes, Ph.D.    Dr. Himes has served as our Executive Vice President, Technical Operations since April 2009. Previously, Dr. Himes was with ZymoGenetics, Inc. from November 2005 to March 2009, most recently as Senior Vice President, Technical Operations where his responsibilities included commercial and clinical manufacturing, supply chain and logistics, quality control and process development. From March 2003 to October 2005, he was Vice President, Manufacturing at Corixa, Inc. Prior to that, he held Vice President positions in manufacturing and development at Targeted Genetics and Genovo. Dr. Himes received a Bachelor of Arts in Chemistry from Pomona College in California and a Ph.D. in Chemical Engineering from the University of Minnesota.

Bruce J. Seeley Mr. Seeley has served as our Executive Vice President, Commercial since October 2009. He previously was with Genentech (a wholly owned member of the Roche Group) from August 2004 to October 2009, most recently as Senior Director. Prior that, Mr. Seeley was with Aventis Pharma from November 2000 to August 2004 in increasing roles of responsibility, including Senior Director of New Product Commercialization and Licensing, Global Marketing, Oncology. Previously Mr. Seeley also held various marketing and sales positions at Rhone-Poulenc Rorer and Bristol-Myers Squibb. He received a B.A. in Sociology from the University of California at Los Angeles.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the listing standards of The NASDAQ Stock Market, a majority of the members of a listed company’s board of directors must qualify as “independent” as defined in Rule 5605(a)(2) of the NASDAQ listing standards, as affirmatively determined by the board of directors. Our Board of Directors consults with our internal and outside counsel to ensure that the Board of Directors’ determinations are consistent with all relevant laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards.

Management has reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with Seattle Genetics (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth below, these questionnaires did not disclose any transactions, relationships or arrangements that question the independence of our directors. After reviewing this information, our Board of Directors has determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards except for Clay B. Siegall, our President and Chief Executive Officer. The Board of Directors also considered Dr. Baker’s employment as a Managing Partner of Baker Brothers Investments, and the relationship Seattle Genetics has with Baker Brothers Investments and affiliated entities as significant stockholders in making the determination that Dr. Baker is independent.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

Board Leadership Structure

Our Board of Directors has chosen to combine the principal executive officer and Board chairman positions and, in addition, has appointed a separate lead independent director. Dr. Siegall has served as the principal executive officer and Board chairman since 2004. At the present time, the independent directors believe that Dr. Siegall’s in-depth knowledge of our operations and vision for its development make him the best-qualified director to serve as Board chairman. We believe that combining the positions of chief executive officer and Board chairman provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, we believe that a combined chief executive officer/Board chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. We also believe that it is advantageous to have a Board chairman with an extensive history with and knowledge of Seattle Genetics (as is the case with our chief executive officer) as compared to an independent Board chairman with less direct involvement.

The position of lead independent director has been structured to serve as an effective balance to a combined chief executive officer/Board chairman. Since February 2005, Felix Baker has served as the lead independent director of the Board. His duties include, among others:

•	providing leadership to the Board complementary to the Board chairman;

•	working with the Board chairman and Corporate Secretary to set the agenda for Board meetings;

•	chairing regular meetings of independent directors without management present; and

•	chairing Board meetings if the Board chairman is not in attendance.

Board Risk Oversight

Our Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing Seattle Genetics. Throughout the year, the Board and the committees to which it has delegated responsibility dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail. Strategic and operational risks are presented and discussed in the context of the Chief Executive Officer’s report on operations to the Board at regularly scheduled Board meetings and at presentations to the Board and its committees by the respective committee chairmen, our Chief Financial Officer, our Vice President, Legal Affairs and Compliance and General Counsel, and other officers.

The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

•

The Audit Committee oversees Seattle Genetics’ risk policies and processes relating to our financial statements and financial reporting processes, as well as healthcare compliance risks, key credit risks, liquidity risks, market risks and the guidelines, policies and processes for monitoring and mitigating those risks. In fulfilling this role, the Audit Committee conducts a quarterly risk-assessment process and reports its finding to the full Board of Directors. The Audit Committee also oversees related party transactions on behalf of Seattle Genetics.

•

The Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs. As discussed in more detail below in this proxy statement under the heading “Compensation of Executive Officers—Compensation and Risk”, the Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

•

The Nominating and Corporate Governance Committee oversees risks related to Seattle Genetics’ governance structure and processes. In addition, our General Counsel works with our committees and Board to develop risk identification, risk management and risk mitigation strategies and reports periodically to the Board and the committees on Seattle Genetics’ risk profile and various management and mitigation strategies.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2010, the Board met five times and acted by written consent once. On at least a quarterly basis, the Board meets in executive sessions of independent directors without management present. The Board has several committees, including a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. During 2010, each of our directors attended at least 75% of the aggregate of Board and applicable committee meetings on which he served during 2010 for the period that he was a director or committee member.

Information about the Compensation Committee

The Compensation Committee consists of Felix Baker (chairman), David W. Gryska and Daniel G. Welch. The Board of Directors has determined that all of the members of the Compensation Committee currently serving are “independent” as that term is defined in Rule 5605(a)(2) of the NASDAQ listing standards.

The Compensation Committee held three meetings and acted by written consent twice during 2010. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries, cash incentives and long-term equity incentives. The Compensation Committee also administers our 1998 Stock Option Plan, Amended and Restated 2007 Equity Incentive Plan, Amended and Restated 2000 Employee Stock Purchase Plan and Long-Term Incentive Plan, as well as our yearly Senior Executive Annual Bonus Plans. The Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings. The Compensation Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the Compensation Committee charter can be viewed on our website at www.seattlegenetics.com.

For information regarding our processes and procedures for the consideration and determination of executive and director compensation, please see “Compensation of Executive Officers—Compensation Discussion and Analysis” and “Director Compensation,” respectively.

Information about the Audit Committee

The Audit Committee consists of Franklin M. Berger (chairman), David W. Gryska and John P. McLaughlin. The Board of Directors has determined that all of the members of the Audit Committee are

“independent” within the meaning of Rules 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards. The Board of Directors has determined that Mr. Berger is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee held five meetings during 2010. Among its responsibilities, the Audit Committee appoints and establishes the fees for our independent registered public accounting firm, reviews and approves the procedures we use to prepare our periodic reports, reviews and approves our critical accounting policies, reviews the independence of the independent registered public accounting firm, monitors the effectiveness of the audit effort and oversees our financial and accounting organization and our system of internal accounting controls. The Audit Committee operates under a written charter setting forth the functions and responsibilities of the committee, which is reviewed annually and amended as necessary by the Audit Committee and the Board of Directors to ensure compliance with all applicable laws and regulations, including the Sarbanes-Oxley Act of 2002 and corporate governance standards adopted by NASDAQ. A copy of the Audit Committee charter can be viewed on our website at www.seattlegenetics.com.

Information about the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of John P. McLaughlin (chairman), Felix Baker and Franklin M. Berger. The Board of Directors has determined that all of the members of the Nominating Committee are “independent” as that term is defined in Rule 5605(a)(2) of the NASDAQ listing standards.

The Nominating and Corporate Governance Committee met once during 2010 to provide nomination recommendations for 2011. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as members of the Board of Directors, recommending nominees to the Board for election as directors of Seattle Genetics and as members of the committees of the Board of Directors, as well as developing and recommending to the Board’s corporate governance guidelines and providing oversight with respect to corporate governance and ethical conduct. The Nominating and Corporate Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the Nominating and Corporate Governance Committee charter can be viewed on our website at www.seattlegenetics.com.

The Nominating and Corporate Governance Committee assesses many characteristics and diversity considerations when reviewing director candidates and these characteristics are set forth in our Nominating and Corporate Governance Committee charter. Among the characteristics to be considered are such person’s professional background, business experience, judgment and integrity, familiarity with the biotechnology industry, applicable expertise and the interplay of the candidate’s experience and skills with those of other Board members. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board and its committees, as well as the nature and time involved in a director’s service on other boards. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds; however, the Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If there is a vacancy on the Board as a result of a resignation or otherwise, or if the Board decides not to nominate a member for re-election or decides to add a member to the Board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above and the Board’s needs. Current members of the Board are asked to submit suggestions as to individuals meeting the criteria described above. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we may in the future decide to retain a third-party search firm.

In accordance with our bylaws and applicable law, recommendations for nominations for directors may be made by any stockholder of record entitled to vote for the election of directors at stockholder meetings held for such purpose. The requirements a stockholder must follow for recommending persons for election as directors are set forth in our bylaws and under the heading “Proposals for 2012 Annual Meeting.” If a stockholder complies with these procedures for recommending persons for election as directors, the Nominating and Corporate Governance Committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the recommended candidates and, in the exercise of the Nominating and Corporate Governance Committee’s independent judgment in accordance with the policies and procedures adopted in the Nominating and Corporate Governance Committee’s charter, will determine whether to recommend the candidate(s) recommended by the stockholders to the Board for inclusion in the list of candidates for election as directors at the next stockholder meeting held to elect directors. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates director candidates based on whether or not the candidate was recommended by a stockholder.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our Annual Meetings of Stockholders, directors are encouraged to attend. One director attended the 2010 annual meeting of stockholders.

CERTAIN OTHER CORPORATE GOVERNANCE MATTERS

Communications with the Board of Directors

Our Board of Directors currently does not have a formal process for stockholders to send communications to the Board of Directors. Nevertheless, efforts are made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, stockholders wishing to formally communicate with the Board of Directors may send communications directly to Seattle Genetics, Inc., Attention: Investor Relations, 21823 – 30th Drive Southeast, Bothell, WA 98021, and the communication will be forwarded, as appropriate. If the communication regards a stockholder proposal to be considered at an annual meeting of stockholders, the methods and timing for submitting a stockholder proposal are covered under the heading “Proposals for 2012 Annual Meeting.”

Code of Ethics

The Board of Directors has adopted a Code of Ethics for all directors, officers and employees of Seattle Genetics, Inc. A copy of the Code of Ethics can be viewed on our website at www.seattlegenetics.com. We will disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics for directors, executive officers and other senior financial officers, including the name of the director or executive officer to whom the waiver was granted, on a Form 8-K filed with the SEC.

Whistleblower Policy

Seattle Genetics has adopted a Whistleblower Policy applicable to its employees that provides for protection from retaliation or discrimination by Seattle Genetics due to reporting issues relating to compliance with applicable laws and regulations.

DIRECTOR COMPENSATION

Cash Compensation.    Our nonemployee directors received an annual retainer of $40,000 in 2010 for their service on the Board, plus reimbursement for out-of-pocket expenses incurred in connection with attendance at Board and Board committee meetings. In addition, in 2010, Dr. Baker received an annual retainer of $12,000 for his service as lead independent director.

Our nonemployee directors also receive the following additional annual retainers for service on committees of the Board:

Committee	Chairman	Member
Audit Committee	$20,000	$10,000
Compensation Committee	$12,000	$6,000
Nominating and Corporate Governance Committee	$5,000	$3,000

If a nonemployee director has not served on the Board or a Board committee for the full year, the Board and any applicable Board committee retainers may be prorated for the portion of the year served.

Equity Compensation.    Our 2000 Directors’ Stock Option Plan, or the Directors’ Plan, which expired in March 2011, provided that each person who became a nonemployee director of Seattle Genetics was granted an initial nonstatutory stock option to purchase 25,000 shares of our common stock. This initial option was granted on the date on which an optionee first became a nonemployee director of Seattle Genetics. Srinivas Akkaraju and Felix Baker were not granted an initial option upon becoming directors of Seattle Genetics because they joined the Board in conjunction with their affiliated investment funds making substantial equity investments in Seattle Genetics. In addition, on the date of each annual meeting of stockholders, each nonemployee director has been granted an annual nonstatutory stock option to purchase shares of common stock under the Directors’ Plan if, on such date, he or she had served on the Board for at least six months. In 2010, the annual options under the Directors’ Plan were for 17,500 shares of common stock. Although our Directors’ Plan expired in March 2011, we anticipate that our Board of Directors will continue our equity compensation arrangements for nonemployee directors and will adopt a policy to make initial and annual grants pursuant to our Amended and Restated 2007 Equity Incentive Plan on the same terms (including, initially, the size of the grants and vesting terms) as described herein for initial and annual grants under the Directors’ Plan. Accordingly, Felix Baker, Marc E. Lippman, Franklin M. Berger, Srinivas Akkaraju, David W. Gryska, John P. McLaughlin and Daniel G. Welch are expected to each receive an annual option for 17,500 shares of common stock under the Amended and Restated 2007 Equity Incentive Plan on the date of the Annual Meeting. Both initial options and annual options under the Directors’ Plan have ten year terms and are subject to adjustment to reflect any stock splits, stock dividends, combinations or similar transactions.

The annual options under the Directors’ Plan become fully exercisable on the day before the anniversary of the date of grant of the annual option, and the initial options under the Directors’ Plan become exercisable as to 1/4th of the shares subject to the initial option on the first anniversary of the date of grant and as to 1/36th of the remaining shares subject to the initial option ratably each month thereafter. In addition, all nonemployee directors receive full acceleration of vesting of any outstanding options under the Directors’ Plan immediately prior to a change in control of Seattle Genetics. The exercise price of the options is equal to the fair market value of our common stock on the NASDAQ Global Select Market on the date the option is granted. The options under the Directors’ Plan remain exercisable for up to ninety days following the optionee’s termination of service as a member of the Board of Directors, unless such termination is a result of death or disability, in which case the options remain exercisable for up to a twelve-month period (or such lesser period as is determined by the Board). Felix Baker, Marc E. Lippman, Franklin M. Berger, Srinivas Akkaraju, David W. Gryska, John P. McLaughlin, Daniel G. Welch, and Daniel F. Hoth, a former director who resigned in September 2010, each received an annual option under the Directors’ Plan for 17,500 shares on May 21, 2010, the date of our 2010 Annual Meeting. Although we anticipate that our Board of Directors will continue our equity compensation arrangements for nonemployee directors on the same terms as described above for initial and annual grants under the Directors’ Plan, it is within the Board’s discretion to continue our equity compensation arrangements for nonemployee directors, and the Board may determine to implement new or revised equity compensation arrangements for our nonemployee directors that differ from those described above.

In order to align the interests of the directors with Seattle Genetics’ stockholders, our Corporate Governance Guidelines state that all directors should, not later than five years from the date an individual becomes a director, own a number of shares of Seattle Genetics common stock with a value not less than three times the annual cash retainer paid by Seattle Genetics to such director, and thereafter such director should continue to own a number of shares with such value until he or she is no longer a director. All of our directors were in compliance with these director ownership guidelines as of December 31, 2010, the date the Nominating and Corporate Governance Committee used to assess such compliance for 2010.

Consulting Arrangement.    In 2010, Dr. Hoth, who resigned from the Board in September 2010, provided consulting services involving clinical and drug development matters to Seattle Genetics. As indicated in the below table, Seattle Genetics paid Dr. Hoth $4,461 for his consulting services during 2010 pursuant to the Consulting Agreement between Seattle Genetics and Hoth Consulting Inc. dated June 8, 2006. Under this agreement, Dr. Hoth (through Hoth Consulting) assists Seattle Genetics from time to time with development of its product candidates on a time and expenses basis. The agreement is terminable by either party, with or without cause, on thirty days’ written notice to the other party.

Processes and Procedures for Determining Director Compensation.    The full Board of Directors considers and determines director compensation and seeks input from executive officers and outside compensation consultants as it deems appropriate. For example, in December 2009, Compensia, Inc., our Compensation Committee’s compensation consultant, conducted a survey of director compensation at our peer group companies listed under the heading “Compensation Discussion and Analysis—Compensation Philosophy and Objectives”, to compare our director compensation to director compensation at these peer group companies. As a result of that survey, we adjusted our nonemployee director compensation to better reflect the average compensation received by members of the boards of directors of our peer companies.

Director Compensation Table.    The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a nonemployee director during 2010. Dr. Siegall, our only employee director, receives no compensation for Board service but is reimbursed for reasonable and customary travel expenses.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (10)	All Other Compensation ($)	Total ($)
Marc E. Lippman, M.D. (2)	43,000	102,484	—	145,484
Franklin M. Berger (3)	63,000	102,484	—	165,484
Srinivas Akkaraju, M.D., Ph.D. (4)	45,000	102,484	—	147,484
David W. Gryska (5)	56,000	102,484	—	158,484
Felix Baker, Ph.D. (6)	67,000	102,484	—	169,484
Daniel F. Hoth, M.D. (7)	30,000	102,484	4,461	136,945
John P. McLaughlin (8)	50,000	102,484	—	152,484
Daniel G. Welch (9)	46,000	102,484	—	148,484

(1)	The amounts in this column represent the aggregate full grant date fair value of options granted during 2010 calculated in accordance with FASB ASC Topic 718 with no estimate for future forfeitures. For information regarding the assumptions used in calculating these amounts, see Note 10 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)	Dr. Lippman was a member of our Nominating and Corporate Governance Committee in 2010. The fees earned include a $40,000 retainer for Board service, and a $3,000 retainer for service as a member of our Nominating and Corporate Governance. The option awards amount represents the grant date fair value of an option granted on May 21, 2010.

(3)	Mr. Berger was chairman of our Audit Committee and a member of our Nominating and Corporate Governance Committee in 2010. The fees earned include a $40,000 retainer for Board service, a $20,000 retainer for service as the chairman of our Audit Committee, and a $3,000 retainer for service as a member of our Nominating and Corporate Governance Committee. The option awards amount represents the grant date fair value of an option granted on May 21, 2010.

(4)	Dr. Akkaraju was chairman of our Nominating and Corporate Governance Committee in 2010. The fees earned include a $40,000 retainer for Board service and a $5,000 retainer for service as the chairman of our Nominating and Corporate Governance Committee. The option awards amount represents the grant date fair value of an option granted on May 21, 2010.

(5)	Mr. Gryska was a member of our Audit Committee and Compensation Committee in 2010. The fees earned include a $40,000 retainer for Board service, a $10,000 retainer for service as a member of the Audit Committee, and a $6,000 retainer for service as a member of the Compensation Committee. The option awards amount represents the grant date fair value of an option granted on May 21, 2010.

(6)	Dr. Baker was our lead independent director, chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee in 2010. The fees earned include a $40,000 retainer for Board service, a $12,000 retainer for service as the lead independent director, a $12,000 retainer for service as the chairman of our Compensation Committee, and a $3,000 retainer for service as a member of our Nominating and Corporate Governance Committee. The option awards amount represents the grant date fair value of an option granted on May 21, 2010.

(7)	The fees earned include a $30,000 retainer for Board service. Dr. Hoth resigned from the Board in September 2010 and accordingly did not receive the final installment of the standard $40,000 outside director retainer. The option awards amount represents the grant date fair value of an option granted on May 21, 2010. As a result of his resignation, Dr. Hoth’s option granted in 2010 expired without vesting. The “All Other Compensation” amount represents fees earned by Dr. Hoth for providing consulting services to Seattle Genetics.

(8)	Mr. McLaughlin was a member of our Audit Committee in 2010. The fees earned include a $40,000 retainer for Board service, and a $10,000 retainer for service as a member of our Audit Committee. The option awards amount represents the grant date fair value of an option granted on May 21, 2010.

(9)	Mr. Welch was a member of our Compensation Committee in 2010. The fees earned include a $40,000 retainer for Board service, and a $6,000 retainer for service as a member of our Compensation Committee. The option awards amount represents the grant date fair value of an option granted on May 21, 2010.

(10)	As of December 31, 2010, our nonemployee directors held outstanding options to purchase the following number of shares of our common stock: Dr. Baker (77,500); Dr. Lippman (126,666); Mr. Berger (37,500); Dr. Akkaraju (27,500); Mr. Gryska (64,500); Mr. McLaughlin (62,500) and Mr. Welch (62,500). As of December 31, 2010, all of the options granted to Dr. Hoth had been previously exercised or had expired.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 25, 2011 (except as noted) regarding the beneficial ownership of our common stock by each director (including each nominee for director), by each person or group of affiliated persons known to us to beneficially own five percent or more of our outstanding common stock, by each named executive officer and by all officers and directors as a group. Unless otherwise indicated, the address of the individuals and entities below is c/o Seattle Genetics, Inc., 21823 – 30th Drive S.E., Bothell, WA 98021.

Name and Address	Total Common Stock Equivalents (1)	Percent of Common Stock Equivalents (2)
Felix Baker, Ph.D. (3)	19,283,142	17.6%
Baker Brothers Investments 667 Madison Ave, 17th Floor New York, NY 10021

FMR LLC (4)	15,207,689	13.4%
82 Devonshire Street Boston, MA 02109

Wellington Management Company, LLC (5)	8,933,329	7.9%
75 State Street Boston, MA 02109

PRIMECAP Management Company (6)	6,110,600	5.4%
225 South Lake Avenue Pasadena, CA 91101

Clay B. Siegall, Ph.D. (7)	2,028,278	1.8%

Todd E. Simpson (8)	478,773	*

Eric L. Dobmeier (9)	486,672	*

Thomas C. Reynolds, M.D., Ph.D. (10)	393,740	*

Bruce J. Seeley (11)	80,760	*

Marc E. Lippman, M.D. (12)	202,950	*

Franklin M. Berger (13)	194,220	*

David W. Gryska (14)	89,500	*

Srinivas Akkaraju, M.D., Ph.D. (15)	37,905	*

John P. McLaughlin (16)	61,979	*

Daniel G. Welch (17)	61,979	*
All directors & officers as a group (18)	20,658,957	21.95%

*	Less than one percent

(1)	Beneficial ownership is determined in accordance with SEC rules. In computing the beneficial ownership we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares of common stock beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise or otherwise, within 60 days after March 25, 2011.

(2)

Percentage of common stock equivalents is based on a total of 113,464,019 shares of common stock outstanding as of March 25, 2011. For each named person, the percentage ownership includes stock that the person has the right to acquire within 60 days after March 25, 2011, as described in Footnote 1. However, such shares are not deemed outstanding with respect to the calculation of ownership percentage for any other person. In some cases, beneficial ownership calculations for five percent or greater stockholders are based solely on publicly-filed Schedules 13D or 13G, which five percent or greater stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2010.

(3)	Includes 400,898 shares of common stock and 49,563 shares of common stock issuable upon exercise of warrants owned by Baker/Tisch Investments, L.P., 233,020 shares of common stock and 33,475 shares of common stock issuable upon exercise of warrants owned by Baker Bros. Investments, L.P., 248,870 shares of common stock and 34,531 shares of common stock issuable upon exercise of warrants owned by Baker Bros. Investments II, L.P., 4,626,213 shares of common stock and 339,788 shares of common stock issuable upon exercise of warrants owned by 667, L.P., 13,470,692 shares of common stock and 355,143 shares of common stock issuable upon exercise of warrants owned by Baker Brothers Life Sciences, L.P. and 303,449 shares of common stock owned by 14159, L.P. Felix Baker is a Managing Member of the investment advisors of each of the entities listed above and shares voting and dispositive power with respect to the shares held by each such entity and disclaims beneficial ownership of such shares in which he has no pecuniary interest. Also includes 77,500 shares issuable upon exercise of options held by Dr. Baker that are exercisable within 60 days of March 25, 2011.

(4)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting persons on February 14, 2011. The beneficial ownership of such reporting person may have changed between such date and March 25, 2011. According to the Schedule 13G/A, FMR LLC has sole power to vote or direct the vote of 2,800 shares of common stock and sole power to dispose or to direct the disposition of 15,207,689 shares of common stock.

(5)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the reporting person on February 14, 2011. The beneficial ownership of such reporting person may have changed between such date and March 25, 2011. According to the Schedule 13G, Wellington Management Company, LLP has shared power to vote or direct the vote of 6,580,769 shares of common stock and shared power to dispose or to direct the disposition of 8,933,329 shares of common stock.

(6)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the reporting person on February 14, 2011. The beneficial ownership of such reporting person may have changed between such date and March 25, 2011. According to the Schedule 13G, PRIMECAP Management Company has sole power to vote or direct the vote of 5,021,700 shares of common stock and sole power to dispose or to direct the disposition of 6,110,060 shares of common stock.

(7)	Includes 997,601 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 25, 2011.

(8)	Includes 469,414 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 25, 2011.

(9)	Includes 460,870 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 25, 2011.

(10)	Includes 386,881 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 25, 2011.

(11)	Includes 79,165 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 25, 2011.

(12)	Includes 99,375 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 25, 2011.

(13)	Includes 37,500 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 25, 2011.

(14)	Includes 64,500 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 25, 2011.

(15)	Includes 27,500 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 25, 2011.

(16)	Consists solely of 61,979 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 25, 2011.

(17)	Consists solely of 61,979 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 25, 2011.

(18)	Includes 3,366,380 shares of common stock issuable upon exercise of options and warrants that are exercisable within 60 days of March 25, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than ten percent of our common stock to file initial reports of ownership and changes in ownership of our common stock. These reporting persons are required by SEC regulations to furnish us with copies of all Section 16 reports they file. To our knowledge, based primarily on our review of the copies of such reports received or written representations from certain of these reporting persons that no other reports were required, and, except for the filings described below, we believe that during the fiscal year ended December 31, 2010, all of these reporting persons complied with all applicable filing requirements. However, our seven executive officers (Clay B. Siegall, Todd E. Simpson, Eric L. Dobmeier, Thomas C. Reynolds, Morris Z. Rosenberg, Vaughn B. Himes and Bruce J. Seeley) each filed a Form 4 four days late, in each case to report the grant of a stock option that occurred in August 2010.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SEATTLE GENETICS, INC.

AMENDED AND RESTATED 2000 EMPLOYEE STOCK PURCHASE PLAN

In November 2000, the Board adopted, and the stockholders subsequently approved, the Seattle Genetics, Inc. 2000 Employee Stock Purchase Plan, or ESPP. On February 1, 2011, the Board approved the amendment and restatement of the ESPP, and on February 11, 2011, subject to stockholder approval, approved the further amendment and restatement of the ESPP to increase the number of shares authorized for issuance under the ESPP by 700,000 shares of common stock. The Board approved the further amendment and restatement of the ESPP on February 11, 2011 (we refer to the ESPP, as amended and restated by the Board on February 11, 2011, as the “Amended ESPP” throughout this proxy statement) principally because there existed insufficient shares available to meet projected purchase requests from our employees. The Amended ESPP will not become effective unless it is approved by our stockholders. As of March 25, 2011, 1,197,037 shares had been purchased under the ESPP and only 196,190 shares remained available for purchases under the ESPP without taking into account the 700,000 shares to be added if the proposed Amended ESPP is approved by the stockholders. A total of 113,464,019 shares of our common stock were outstanding as of March 25, 2011. As of March 25, 2011, we had 381 employees, including officers, that were eligible to participate in the ESPP.

If the Amended ESPP is approved by the stockholders, the Amended ESPP will become immediately effective. If the Amended ESPP is not approved by the stockholders, we may continue to issue shares purchased by employees under the ESPP (as amended and restated on February 1, 2011) until the existing pool of 196,190 shares is exhausted. The Amended ESPP is intended to ensure that our compensation is competitive and that we are able to continue to provide sufficient equity incentives to attract and retain highly qualified and experienced employees and officers. The Board believes that approval of the Amended ESPP is in the best interests of Seattle Genetics and its stockholders because the availability of an adequate reserve of shares under the Amended ESPP is an important factor in attracting, motivating and retaining qualified officers and employees essential to our success and in aligning their long-term interests with those of the stockholders.

During the fiscal year ended December 31, 2010, shares of our common stock were purchased for the persons and groups of persons set forth below in the amounts and at the weighted average prices per share under the ESPP as follows: Todd E. Simpson purchased 2,107 shares at a weighted average price per share of $8.7664; Thomas C. Reynolds purchased 2,264 shares at a weighted average price per share of $8.7265; Eric L. Dobmeier purchased 633 shares at a weighted average price per share of $8.6955; and Bruce J. Seeley purchased 664 shares at a weighted average price per share of $8.6870; all current executive officers as a group purchased 5,668 shares at a weighted average price per share of $8.7333; and all employees as a group purchased 173,379 shares at a weighted average price per share of $8.6844. Clay B. Siegall did not purchase any shares under the ESPP in 2010.

Amended and Restated 2000 Employee Stock Purchase Plan

The following is a summary of the Amended ESPP and is qualified in its entirety by reference to the Amended ESPP, a copy of which is attached hereto as Appendix A.

Administration.    Our Board administers the Amended ESPP unless it delegates administration to a committee. The Board has delegated the administration of the Amended ESPP to our Compensation Committee. Nevertheless, the Board has the final power to determine all questions of policy and expediency that may arise in the administration of the Amended ESPP. The Board (or the Compensation Committee) has the authority to construe, interpret and amend the Amended ESPP as well as to determine the terms of rights granted under the Amended ESPP.

Share Reserve—Proposed Amendment.    The ESPP initially authorized the issuance of 300,000 shares of our common stock pursuant to purchase rights granted to eligible employees. The number of shares of common stock initially reserved for issuance was automatically increased (each, an “Automatic Increase”) on the first day of each of our fiscal years for eight years, starting in 2002, by a number of shares equal to the lesser of:

•	1.0% of our outstanding shares on the last day of the immediately preceding fiscal year; or

•	300,000 shares.

Each Automatic Increase was subject to reduction by the Board of Directors. Pursuant to the Automatic Increases, an additional 1,093,227 shares were made available for purchase under the ESPP between 2000 and 2008. Under the Amended ESPP, an additional 700,000 shares of our common stock will be made available for future purchases under the Amended ESPP, but the Automatic Increase provision has terminated and therefore no additional shares will be made available for purchase without stockholder approval.

Eligibility.    The Amended ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code (the “Code”). The Amended ESPP provides a means by which eligible employees may purchase our common stock through payroll deductions. Generally, all of our full-time employees may participate in offerings under the Amended ESPP. However, no employee may participate in the Amended ESPP if immediately after we grant the employee a purchase right, such employee would have voting power over 5% or more of our outstanding capital stock. In addition, part-time or seasonal employees who are customarily employed for twenty hours or less per week or five months or less per calendar year are not eligible to participate in the Amended ESPP.

Offerings.    The Amended ESPP is implemented through a series of offerings of purchase rights to eligible employees. The Board of Directors has the authority to set the terms of an offering. The Amended ESPP provides that the current offering will be followed by an offering that will commence on August 1, 2011 and will end on January 31, 2012. Thereafter, consecutive six-month offerings commence on each February 1 and August 1, with purchase dates on July 31 and January 31, respectively. An offering may be terminated under certain circumstances. Common stock is purchased for accounts of participating employees at a price per share equal to the lower of:

•	85% of the fair market value of a share on the first day of the offering; or

•	85% of the fair market value of a share on the purchase date.

The fair market value is the closing sales price (rounded up where necessary to the nearest whole cent) for our shares (or the closing bid, if no sales were reported) as quoted on the NASDAQ Global Select Market on the date of determination, as reported in such source as the Board deems reliable. As of March 30, 2011, the last reported sale price of our common stock as quoted on the NASDAQ Global Select Market was $15.28 per share.

The Board of Directors has determined that participating employees may authorize payroll deductions of up to 20% of their compensation for the purchase of stock under the Amended ESPP. An employee may end his or her participation in an offering at any time up to ten days before a purchase date. An employee’s participation ends automatically on termination of his or her employment.

Other Limitations.    A participant’s right to purchase our common stock under the Amended ESPP, plus any other purchase plans that may be established by Seattle Genetics or its affiliates, is limited. An employee may not accrue the right to purchase stock at a rate of more than $25,000 of the fair market value of our common stock for each calendar year in which the purchase right is outstanding. We determine the fair market value of our common stock, for the purpose of this limitation, as of the first day of an offering. Additionally, no employee may purchase more than 2,000 shares in any offering.

Changes to Capital Structure.    In the event that there is a specified type of change in our capital structure, such as a stock split, appropriate adjustments will be made to (i) the number of shares reserved under the Amended ESPP, and (ii) the number of shares and purchase limits of all outstanding purchase rights.

Corporate Transactions.    In the event of certain significant corporate transactions, as described in the Amended ESPP, the surviving or acquiring corporation will either assume or substitute outstanding purchase rights. If the surviving or acquiring corporation refuses to assume or substitute such purchase rights, then, as determined by the Board in its discretion, such rights may continue in full force and effect or the participants’ accumulated contributions may be used to purchase shares of our common stock immediately prior to such corporate transaction, and such purchase rights will terminate immediately thereafter.

Duration, Amendment and Termination.    The Board of Directors may suspend or terminate the Amended ESPP at any time. Unless terminated earlier, the Amended ESPP will terminate when all shares of common stock reserved for issuance under the Amended ESPP, as increased and/or adjusted from time to time, have been issued. The Board of Directors may amend the Amended ESPP at any time. However, except as to adjustments upon changes in securities or as to minor amendments to benefit the administration of the Amended ESPP, to take into account of legislation or to obtain or maintain favorable tax treatment, exchange control or regulatory treatment for participants, Seattle Genetics or any of its affiliates, no amendment will be effective unless approved by our stockholders to the extent such stockholder approval is necessary for the Amended ESPP to satisfy Section 423 of the Code, Rule 16b-3 under the Exchange Act and any NASDAQ or other securities exchange listing requirements. Rights granted before amendment or termination of the Amended ESPP will not be impaired by such amendment or termination, except (i) as expressly provided in the Amended ESPP, (ii) with the consent of the participant or (iii) as necessary to comply with any laws or governmental regulations, including Section 423 of the Code.

Federal Income Tax Information.    Rights granted under the Amended ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares. If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) 15% of the fair market value of the stock as of the beginning of the offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to Seattle Genetics by reason of the grant or exercise of rights under the Amended ESPP. Seattle Genetics is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for stock sold or disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

Stockholder approval of this Proposal No. 2 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 2

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since June 1998. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or other governing documents. However, the Board is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance. While the Audit Committee is not bound by a vote either for or against the proposal, it will consider a vote against PricewaterhouseCoopers LLP by the stockholders in selecting our independent registered public accounting firm in the future. Even if the stockholders do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of Seattle Genetics and its stockholders.

Stockholder approval of this Proposal No. 3 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

ON BEHALF OF THE AUDIT COMMITTEE, THE BOARD RECOMMENDS A VOTE FOR

THIS PROPOSAL NO. 3.

Independent Registered Public Accounting Firm Fees

PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the years 2010 and 2009 and billed us aggregate fees for services rendered as follows:

Type of Fees	2010	2009
Audit Fees	$400,000	$493,600
Audit-Related Fees	—	26,000
Tax Fees	19,301	24,402
All Other Fees	36,500	1,500

Total fees	$455,801	$545,502

Audit Fees.    Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings, including fees for professional services related to our follow-on public offerings in January 2009 and August 2009, and to the filing of our registration statements on Form S-3 in January and May 2009.

Audit-Related Fees.    Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” There were no audit-related fees billed to Seattle Genetics for services rendered during fiscal 2010. In 2009, these fees related to assistance with accounting for income taxes.

Tax Fees.    Tax fees principally included tax compliance, tax advice and tax planning fees.

All Other Fees.    All other fees include any fees billed that are not audit, audit related, or tax fees. In 2010, these fees primarily related to consultations in connection with one of our collaboration agreements and the cost of access to an accounting research tool. In 2009, these fees primarily related to the cost of access to an accounting research tool.

Pre-Approval Policies and Procedures

In October 2006, the Audit Committee adopted an Audit and Audit-Related Services Pre-Approval Policy, or the Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. Proposed services either may be pre-approved by the Audit Committee without consideration of specific case-by-case services (i.e., general pre-approval) or require the specific pre-approval of the Audit Committee (i.e., specific pre-approval). The Audit Committee believes that the combination of these two approaches has resulted in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm. As set forth in the Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. In addition, the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve services not prohibited by the Policy to be performed by our independent registered public accounting firm and associated fees up to $25,000, provided that the Chair is required to report any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee for ratification at its next regular meeting. All audit-related and non-audit related services performed by our independent registered public accounting firm in 2010 were pre-approved.

AUDIT COMMITTEE REPORT (1)

The Audit Committee of the Board of Directors is currently comprised of three independent directors and operates under a written charter originally adopted by the Board of Directors in March 2001, which charter is reviewed on an annual basis and amended as necessary by the Board of Directors upon recommendation by the Audit Committee.

The members of the Audit Committee are currently Franklin M. Berger (chairman), David W. Gryska and John P. McLaughlin. Each of the members of the Audit Committee is an “independent director” as currently defined in Rules 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards and Rule 10A-3 of the Exchange Act of 1934. The Board of Directors has also determined that Franklin M. Berger is an “audit committee financial expert” as described in applicable rules and regulations of the Securities and Exchange Commission.

The Audit Committee appoints an accounting firm as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held five meetings during 2010. The meetings were designed to provide information to the Audit Committee necessary for it to conduct its oversight function of the external financial reporting activities and audit process of Seattle Genetics, and to facilitate and encourage communication between the Audit Committee, management and our independent registered public accounting firm, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2010 with management and the independent registered public accounting firm. The Audit Committee also instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm, PricewaterhouseCoopers LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP that firm’s independence.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements and the audited assessment of internal control over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

The Audit Committee of the Board of Directors of Seattle Genetics, Inc.:

Franklin M. Berger (chairman)

David W. Gryska

John P. McLaughlin

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Seattle Genetics under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 4

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors is requesting stockholder approval of an amendment to our Fourth Amended and Restated Certificate of Incorporation, or our Restated Certificate, to increase the number of authorized shares of our common stock from 150,000,000 shares to 250,000,000 shares. On March 16, 2011, our Board of Directors adopted resolutions approving and authorizing the foregoing amendment and directing that the amendment be submitted to a vote of the stockholders at the Annual Meeting.

The text of the form of proposed Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation, or Certificate of Amendment, increasing the number of authorized shares of our common stock from 150,000,000 shares to 250,000,000 shares is attached to this proxy statement as Appendix B. If our stockholders approve this Proposal No. 4, we expect to file the Certificate of Amendment with the Secretary of State of the State of Delaware to increase the number of authorized shares of our common stock as soon as practicable following stockholder approval. Upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, Article IV(A) of our Restated Certificate will read as follows:

“(A) This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Two Hundred Fifty-Five Million (255,000,000) shares, each with a par value of $0.001 per share. Two Hundred Fifty Million (250,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock.”

Our Restated Certificate currently authorizes the issuance of up to 155,000,000 shares of capital stock, consisting of 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. An increase in the number of authorized shares of our common stock to 250,000,000 shares will increase our total capitalization to 255,000,000 shares of capital stock, which includes our previously authorized 5,000,000 shares of preferred stock.

Of the 150,000,000 shares of our common stock currently authorized, as of the close of business on March 25, 2011, there were 113,464,019 shares of common stock outstanding. In addition, as of March 25, 2011:

•	12,685,231 shares of our common stock were issuable upon the exercise of stock options outstanding under our equity incentive and stock option plans;

•	1,112,500 shares of our common stock were issuable upon exercise of outstanding warrants;

•	an aggregate of 4,924,405 shares of common stock were reserved for future issuance under our Amended and Restated 2007 Equity Incentive Plan; and

•

196,190 shares of common stock were reserved for future issuance under our Amended and Restated 2000 Employee Stock Purchase Plan (not including the 700,000 shares to be added if the proposed Amended ESPP is approved by the stockholders at the Annual Meeting as described in Proposal No. 2).

Although, at present, the Board of Directors has no plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use its common stock for business and financial purposes in the future as well to have sufficient shares available to provide appropriate equity incentives for our employees. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers, directors, consultants and/or advisors; establishing strategic relationships with other companies; expanding our business through the acquisition of other businesses, products or technologies; and other purposes. For example, we expect to make additional capital outlays and to increase operating expenditures over the next several years as we hire additional employees and support our preclinical development, manufacturing and clinical trial activities, as well as position our product candidates, specifically brentuximab vedotin, for potential regulatory approval and commercial sale, and we may therefore need to raise significant amounts of additional capital. If this Proposal No. 4 is not approved by our stockholders, it is possible that financing alternatives for Seattle Genetics may be limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed by this limitation. In addition, our future success depends upon our ability to attract, retain and motivate highly skilled scientific, technical and managerial employees, and if this Proposal No. 4 is not approved by our stockholders, the lack of sufficient unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities the Compensation Committee of our Board deems appropriate could adversely impact our ability to achieve these goals. In short, if our stockholders do not approve this Proposal No. 4, we may not be able to access the capital markets, complete corporate collaborations or partnerships, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success.

Our Board of Directors believes that the proposed increase in authorized common stock will make sufficient shares available to provide the additional flexibility necessary to pursue our strategic objectives. Over the past several years, flexibility has allowed us to pursue a number of financing transactions that were key to enabling our growth while at the same time enabling us to continue to provide the employee equity incentives that we deem necessary to attract and retain key employees. Unless our stockholders approve this Proposal No. 4, we may not have sufficient unissued and unreserved authorized shares of common stock to engage in similar transactions in the future and to respond to compensatory needs by implementing new or revised equity compensation plans or arrangements.

The additional common stock to be authorized by stockholder approval of this Proposal No. 4 would have rights identical to the currently outstanding shares of our common stock. Approval of this Proposal No. 4 and issuance of the additional authorized shares of common stock would not affect the rights of the holders of currently outstanding shares of our common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of any earnings per share and voting rights of current holders of common stock. The additional shares of common stock authorized by the approval of this Proposal No. 4 could be issued by our Board of Directors without further vote of our stockholders except as may be required in particular cases by our Restated Certificate, applicable law, regulatory agencies or the rules of the NASDAQ Stock Market. Under our Restated Certificate, stockholders do not have preemptive rights to subscribe to additional securities that may be issued by Seattle Genetics, which means that current stockholders do not have a prior right thereunder to purchase any new issue of common stock in order to maintain their proportionate ownership interests in Seattle Genetics.

The proposed amendment to our Restated Certificate to increase the number of authorized shares of our common stock could, under certain circumstances, have an anti-takeover effect. The additional shares of common stock that would become available for issuance if this Proposal No. 4 is approved could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of Seattle Genetics securities not approved by the Board, give certain holders the right to acquire additional shares of common stock at a low price, or the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of this Proposal No. 4 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Stockholder approval of this Proposal No. 4 requires a “FOR” vote from the holders, either present in person or by proxy, of at least a majority of our outstanding shares of common stock. As a result, abstentions and broker non-votes will have the same effect as against votes.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 4

PROPOSAL NO. 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our stockholders are now entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers at December 31, 2010 (collectively, the “Named Executive Officers”) as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation of Executive Officers—Compensation Discussion and Analysis”, our executive compensation programs are designed to retain and incentivize the high quality executives whose efforts are key to our long-term success. Under these programs, our Named Executive Officers are rewarded on the basis of individual and corporate performance measured against established corporate and strategic goals. Please read the section of this proxy statement under the heading “Compensation of Executive Officers—Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our Named Executive Officers.

The Compensation Committee of our Board of Directors continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on Seattle Genetics, the Compensation Committee or our Board of Directors. Nevertheless, our Board of Directors and our Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise, and, accordingly, the Board and Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Stockholder approval of this Proposal No. 5 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 5

PROPOSAL NO. 6

ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also enables our stockholders to indicate their preference regarding how frequently we should seek non-binding advisory votes on the compensation of our named executive officers, as disclosed in our proxy statements pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal No. 6, stockholders may indicate whether they would prefer an advisory vote on the compensation of our named executive officers once every one, two, or three years. Alternatively, stockholders may abstain from casting a vote.

After careful consideration of this proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Seattle Genetics, and therefore our Board of Directors recommends that you vote for a one-year interval for the stockholder advisory votes on executive compensation.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in our proxy statements every year. The Board’s determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the Board believes that stockholder sentiment should be a factor that is taken into consideration by the Board and the Compensation Committee in making decisions with respect to executive compensation.

While the Board believes that its recommendation is appropriate at this time, stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether the non-binding stockholder advisory votes on the approval of our named executive officer compensation practices should be held every year, every two years or every three years. As required by our bylaws, the option among those choices receiving the majority of votes cast in person or by proxy at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. The Board and the Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority of the votes cast support such frequency, the Board will consider our stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and not binding on the Board of Directors or Seattle Genetics in any way, the Board may decide that it is in the best interests of our stockholders and Seattle Genetics to hold stockholder advisory votes on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD RECOMMENDS A VOTE OF EVERY 1 YEAR ON THIS PROPOSAL NO. 6

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is currently comprised of three nonemployee members of the Board. The Compensation Committee’s basic responsibility is to review the performance of our management in achieving corporate goals and objectives and to assure that our management is compensated effectively in a manner consistent with our compensation philosophy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee oversees, reviews and administers all of our compensation, equity and employee benefit plans and programs, which include our yearly Senior Executive Annual Bonus Plans and our Long-Term Incentive Plan, or LTIP, Amended and Restated 2007 Equity Incentive Plan, Amended and Restated 1998 Stock Option Plan and Amended and Restated 2000 Employee Stock Purchase Plan.

Executive Summary

The Compensation Committee believes that our executive compensation program is appropriately designed and reasonable in light of the executive compensation programs of our peer group companies and responsible in that it both encourages our executive officers to work for meaningful stockholder returns and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks.

The highlights of our company performance for 2010 include:

•

As of December 31, 2010, our one-year and three-year total shareholder return, or TSR, was 47.15% and 9.46% respectively, compared to an industry median TSR of 12.23% and 0.41% for the same periods (as published by Institutional Shareholder Services, or ISS).

•

Positive results obtained in our pivotal clinical trial of brentuximab vedotin for the treatment of both relapsed or refractory Hodgkin lymphoma, or HL, and in our phase II clinical trial of brentuximab vedotin for patients with relapsed or refractory systemic anaplastic large cell lymphoma, or sALCL, leading to the submission in 2011 of a Biologics License Application, or BLA, to the FDA seeking approval of brentuximab vedotin as a treatment for both relapsed or refractory HL and relapsed or refractory sALCL.

•	Continued advancement in the development of our other clinical product candidates, particularly SGN-75 and ASG-5ME.

•

Continued progress with our Antibody-Drug Conjugate (ADC) collaboration efforts, including entering into new ADC collaborations with Genmab A/S and Pfizer Inc. during 2010, as well as expanding our ADC collaboration with Genentech, a member of the Roche Group; as of December 31, 2010, our ADC collaborations had generated over $145 million through a combination of upfront, research support, and other fees, milestones and equity purchases.

The highlights of our executive compensation program for 2010 and 2011 include:

•

Our Chief Executive Officer, Dr. Siegall, beneficially owns 1.8% of our common stock, based on shares outstanding on March 25, 2011, which significantly aligns his interests with those of our stockholders.

•

The principal, ongoing elements of the compensation of our named executive officers (i.e., base salary, annual cash incentive awards and annual stock option compensation) is generally targeted at between the 50th and 75th percentile for similarly positioned executives based on the data from our peer group (which is periodically reviewed and updated by our Compensation Committee).

•

Our annual cash incentive awards under our Senior Executive Annual Bonus Plans are variable in that any cash awards are based solely on the extent of corporate and, other than with respect to Dr. Siegall, individual performance.

•

For 2010, annual equity awards for our named executive officers were delivered entirely in stock options granted at 100% of fair market value that over four years based on continued service; consequently, the entire “earned value” of the 2010 annual equity awards for our named executive officers is contingent on stock price appreciation over the longer term.

•

Reflecting our pay for performance philosophy, the establishment of our LTIP in 2010 under which our named executive officers will not be rewarded if brentuximab vedotin is not approved by the FDA on or prior to December 31, 2012; our Compensation Committee also retains the ability to use negative discretion for payouts, if any, under our LTIP.

•	Seattle Genetics provides very few executive fringe benefits. We do not offer access to car allowances, personal security, financial planning advice, tax preparation services or club memberships.

•

In line with our pay for performance philosophy, Seattle Genetics offers reasonable employment agreements that do not contain multi-year guarantees for salary increases, non-performance based guaranteed bonuses or equity compensation.

•	Our equity plans do not permit repricing underwater stock options without stockholder approval.

Compensation Philosophy and Objectives

Our compensation philosophy is to provide overall compensation, when targeted levels of performance are achieved, in the range of the 50th percentile of pay practices of a peer group of companies selected by the Compensation Committee, and rewarding additional performance by adjusting compensation upwards towards the 75th percentile of our peer group if an individual’s performance greatly exceeds expectations. The elements of compensation included in the competitive peer group analysis generally are base salaries, annual incentives, long-term incentives and severance benefits. The Compensation Committee generally seeks to target a mix between cash compensation and long-term equity incentives similar to the mix of the companies in our peer group. Our Compensation Committee believes that it is important to target compensation levels and the mix of compensation to that offered by our peers in order to retain and incentivize the high quality executives whose efforts are key to our long-term success.

At the time the Compensation Committee makes executive compensation decisions, the Compensation Committee also reviews individual performance and our company’s performance against established company corporate and strategic goals. In this regard, decisions with respect to the principal, ongoing elements of compensation for our executive officers are based primarily upon the Compensation Committee’s assessment of (i) each individual’s performance as assessed by Dr. Siegall, our CEO, in consultation with the Compensation Committee and our Senior Vice President, Human Resources (Dr. Siegall does not assess his own performance, however) and (ii) our performance measured against corporate and strategic goals as defined by the Board of Directors. Determinations of individual performance at the executive officer level are generally not based on the achievement of separately established goals but rather, on the individual’s performance with respect to (and contributions toward) the achievement of established department goals, if any, and our established corporate and strategic goals. These same metrics are used by management to evaluate the performance of all of our employees with supervisors providing guidance regarding individual performance relative to individual goals. The Compensation Committee believes that successful execution against goals is the best way to enhance long-term stockholder value. In this regard, in order to provide an additional incentive to achieve regulatory approval of brentuximab vedotin, an event that would add significant value to Seattle Genetics for our stockholders, the Compensation Committee adopted the LTIP in 2010 that, as explained below, provides for cash and stock award opportunities for our named executive officers in decreasing amounts if brentuximab vedotin is approved by the FDA during specified time periods ending on December 31, 2012.

The Compensation Committee generally relies upon its judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer, particularly with respect to base salary determinations, levels of long-term equity compensation and discretionary bonuses. However, as set forth below, bonus awards under our Senior Executive Annual Bonus Plans are formulaic in that the target and maximum bonus opportunities are established, as is the extent to which bonuses are awarded based on individual performance and the achievement of established company goals. Similarly, as set forth below, awards under our LTIP are formulaic in that the target values (expressed in dollars) for both cash and stock awards are set based on an employee’s position with Seattle Genetics as of March 31, 2010, and actual award values, up to a maximum of 110% of target value, are calculated based on the date of FDA approval of the BLA for brentuximab vedotin if such approval occurs. Factors affecting the Compensation Committee’s judgments include individual performance contributions to corporate and strategic goals, and the nature and scope of the individual’s responsibilities and effectiveness in leading management’s initiatives to achieve the corporate goals. The Compensation Committee also periodically consults with executive compensation consultants and, in 2009 and 2010, considered the compensation levels of similarly positioned executives at the peer group companies discussed below in determining the mix of compensation elements for the executive officers.

The peer group used by the Compensation Committee to determine compensation for 2010 was selected by the Compensation Committee, with input provided by members of executive management, based on the peer group we used to determine compensation for 2009 and a review of biotechnology and pharmaceutical companies that were similar to Seattle Genetics in market capitalization, development stage and business model, and in some cases location. The peer group in 2010 consisted of:

Acorda Therapeutics, Inc. Allos Therapeutics, Inc. Celera Corporation Dendreon Corporation Exelixis, Inc.	Genomic Health, Inc. Geron Corporation Halozyme Therapeutics, Inc. ImmunoGen, Inc. Incyte Corporation InterMune, Inc.

Medarex, Inc. (now a wholly-owned subsidiary of Bristol Myers Squibb)

Progenics, Inc.

Regeneron Pharmaceuticals, Inc.

Rigel Pharmaceuticals, Inc.

ZymoGenetics, Inc. (now a wholly-owned subsidiary of Bristol Myers Squibb)

The Compensation Committee reviews the peer group periodically to reflect changes in market capitalization and other factors, including acquisitions, and revises the companies included in the peer group accordingly.

Compensation Consultants and Management Participation in Compensation Decisions

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. In accordance with this authority, the Compensation Committee consults from time to time with Compensia and Radford Consulting Services for advice on matters related to compensation for executive officers and other key employees. The Compensation Committee has consulted with Radford and Compensia periodically with respect to specific questions or as new compensation programs are considered and to update the benchmarking information on an annual basis. Specific examples of services provided by Compensia include salary compensation reports for our executive officers against our peer group in early 2010 in preparation for 2010 salary and cash bonus compensation decisions, and preparation of equity guidelines for executive officers and key personnel in June 2010 for equity awards to be made in 2010. Dr. Siegall, our CEO, makes recommendations to the Compensation Committee with respect to base salary levels, individual performance assessment and the levels of long-term equity compensation to be awarded to our other executive officers in consultation with our compensation consultants and our Senior Vice President, Human Resources, Christopher Pawlowicz. In addition, Mr. Pawlowicz supports the Compensation Committee in its work from time to time at the Compensation Committee’s request, including providing historical and prospective breakdowns of the compensation components for each executive officer.

Principal Elements of Compensation

Base Salaries.    Base salaries are established to attract and retain talented executive personnel. Base salary for Dr. Siegall and the other executive officers is established based on the underlying scope of their respective responsibilities, taking into account competitive market compensation by benchmarking salaries paid by our peer group for similar positions. The base salary for each executive officer is initially targeted on an annual basis near the 50th percentile for similarly positioned executives based on the data from our peer group as well as data from various surveys. Annual salary adjustments are based primarily on a review of the competitive market salaries and general levels of market increases in salaries of similarly positioned executives in our peer group, and adjusted based on individual performance, achievement of our corporate and strategic goals, changes in job duties and responsibilities and budget considerations, as applicable. Annual salary adjustments are effective February 1 of each year.

Annual Incentive Compensation.    Each year we adopt a Senior Executive Annual Bonus Plan, or Executive Bonus Plan, which provides cash incentives designed to reward each executive’s individual contribution and performance toward achieving key corporate goals. The performance metrics against which the executives are measured are clearly communicated, measurable and consistently applied, and include corporate goals, such as research, development and clinical milestones, hiring goals, strategic alliances, licensing and partnering transactions and financings. The Compensation Committee determines the achievement of the specific corporate goals in January following the end of the particular fiscal year. Under each of our Executive Bonus Plans, the Compensation Committee also has the discretion to take into account significant corporate events or other significant accomplishments that were not contemplated at the beginning of the performance period in determining the relevant corporate and individual achieved performance percentages for the relevant year. Dr. Siegall, our CEO and the manager of the executive team, assesses the other executives’ contributions to the corporate goals, and makes a recommendation to the Compensation Committee with respect to such individual’s achieved performance percentage and the Compensation Committee then makes a final determination of the individual performance percentage. This company performance percentage and individual performance percentage are then multiplied by a base pay target percentage for each executive officer to determine the actual amount of the bonus award. The base pay target percentage for each executive officer is determined by the Compensation Committee at the beginning of the fiscal year on a position level basis so that all individuals with the same position level have the same base pay target percentage. The base pay target percentages for each position level are based on benchmarking potential bonuses for similarly positioned executives at companies included in our peer group. These percentages are reviewed on an annual basis and adjusted based on the results of benchmarking information provided by our compensation consultants but are generally set at the 50th percentile for annual cash bonuses at such position level. For 2010, the Compensation committee determined the following base pay target percentages:

Title (Name)	Target Percentage of Base Salary
Chief Executive Officer (Dr. Siegall)	60%
Chief Financial Officer (Mr. Simpson), Chief Business Officer (Mr. Dobmeier) and Chief Medical Officer (Dr. Reynolds)	40%
Executive Vice President (Mr. Seeley)	35%

Our company’s achieved performance percentage and/or the individual achieved performance percentage may exceed 100% in the event we and/or the executive officer exceed expected goals, provided that neither percentage may exceed 150%. Accordingly, each executive officer’s bonus opportunity under each Executive

Bonus Plan is capped, and in addition, each executive officer must achieve at least a 50% individual performance percentage to receive a bonus award under the Executive Bonus Plan (other than Dr. Siegall whose bonus is based solely on the achievement of our company goals).

The weight between the company performance percentage and the individual performance percentage used for determining the actual cash bonus award is split for all executive officers based on position. For the executive officers, other than Dr. Siegall and Mr. Dobmeier, the final performance percentage during 2010 was based 60% on company performance and 40% on the individual’s performance. Accordingly, assuming Seattle Genetics had met 100% of its 2010 company goals, an executive officer who had an individual achieved performance percentage of 150%, had a base salary target percentage of 30% and had a base pay rate of $100,000 would have received a bonus of $36,000 ((100% x 0.6) + (150% x 0.4) = 120%; and 120% x 30% = 36%; and 36% of the executive’s base pay rate of $100,000 = $36,000). Mr. Dobmeier’s final performance percentage during 2010 was based 80% on company performance and 20% on his individual performance. Dr. Siegall’s final performance percentage is determined by the Compensation Committee in its sole discretion based primarily on overall achievement of corporate goals and is initially set at the company performance percentage, but may be adjusted by the Compensation Committee taking into account annual bonuses of chief executive officers at peer group companies and recommendations provided by our compensation consultants.

The corporate performance measures used in 2010 were primarily based on the advancement and completion of development and clinical activities related to our lead product candidates, including clinical trial initiation, enrollment and completion, manufacturing goals, financial goals and stock performance, all of which the Compensation Committee believes strongly relate to the creation of total stockholder value. Seattle Genetics’ performance targets and achievements in 2010 were:

•	Completion of patient treatment in the pivotal clinical trial of brentuximab vedotin for patients with relapsed or refractory HL;

•	Reporting top-line data for the brentuximab vedotin pivotal trial in the second half of 2010;

•	Completion of enrollment in the phase II clinical trial of brentuximab vedotin for patients with relapsed or refractory sALCL;

•	Initiation of a phase III trial of brentuximab vedotin for post-transplant HL patients, or the AETHERA trial, and enrollment of a certain number of patients in the AETHERA trial;

•	Initiation of a phase I combination trial of brentuximab vedotin and ABVD, a common chemotherapy for frontline HL;

•	Reporting of data from a phase IIb trial of lintuzumab after trial completion;

•	Treatment of patients in a phase I trial of SGN-75;

•	Achievement of manufacturing activities related to brentuximab vedotin and lintuzumab;

•	Management of expenses to budget; and

•	Achievement of stock performance relative to appropriate biotechnology indexes.

We met substantially all of our performance targets, although a few clinical trial enrollment goals initially established for 2010 were not fully met. However, as a result of Seattle Genetics’ achievement of multiple goals related to brentuximab vedotin, other pipeline programs, financial matters and unanticipated business development initiatives, and the greater significance of achieving these objectives compared to others, the

Compensation Committee determined our corporate performance percentage to be 125% for 2010. This determination, together with the individual achieved performance percentages, resulted in levels of bonus awards under the 2010 Executive Bonus Plan above target. Individual bonus determinations for 2010 are discussed in more detail under the heading “Compensation Discussion and Analysis—2010 Compensation Decisions” below.

The corporate goals set for 2011 are intended to be difficult to achieve and include:

•	Submission of a BLA to the FDA seeking approval of brentuximab vedotin, which goal was achieved in February 2011;

•	Approval of brentuximab vedotin by the FDA;

•	Initial sales goals for brentuximab vedotin;

•	Enrollment goals in the AETHERA trial;

•	Initiation of additional trials for brentuximab vedotin;

•	Completing or meeting enrollment goals for SGN-75 and ASG-5ME;

•	Management of expenses to budget; and

•	Achievement of stock performance relative to appropriate biotechnology indexes.

Discretionary and Other Bonus Awards.    The Compensation Committee may also award discretionary bonuses for special recognition of achievement, which are generally awarded to other employees at the same time for the same event, such as for successful completion of a clinical trial. Additionally, each employee, including executive officers, receives a bonus of $500 upon her or his five year anniversary and $1,500 upon his or her ten year anniversary with Seattle Genetics. Historically, the Compensation Committee has also approved sign-on bonuses for new executives as an inducement to joining Seattle Genetics, including for Bruce Seeley as described below.

Long-Term Incentive Compensation

Long-Term Equity Compensation.    Long-term incentive compensation in the form of stock option grants is designed to provide executive officers with meaningful compensation awards in order to align executives’ incentives with stockholder value creation. Generally, a significant stock option grant is made at the time an executive officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts in the discretion of the Compensation Committee, but are generally made once a year unless such executive officer is promoted, in which case a grant will normally be made at that time, or for recognition of outstanding performance. Upon hiring an executive officer, an option grant generally will be made on the last business day of the month in which the officer commences employment. Annual stock option grants to all executives are made at regularly scheduled meetings of the Compensation Committee and are generally made in August following mid-year individual performance reviews. Seattle Genetics does not have any program, plan or practice to time option grants to its executives or other employees in coordination with the release of material, non-public information.

In August 2010, the Compensation Committee considered annual stock option grants for current executive officers based on benchmarking data prepared by Compensia and recommendations from Dr. Siegall with respect to individual performance reviews. Dr. Siegall’s annual option grant recommendations are developed based on the individual’s position with Seattle Genetics, each employee’s individual performance during the prior year, and benchmarking information provided by Compensia against our peer group. The size of each new hire or promotion stock option grant made to officers is recommended by Dr. Siegall based on peer group benchmarking information provided by our compensation consultant and is generally set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s potential for future responsibility and promotion. In addition, in determining annual stock option grants to executive officers, prior grant levels or the extent to which such executive officer is currently vested in his or her options are reviewed by the Compensation Committee. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion and adjustments may be made as the Compensation Committee deems reasonable to attract and retain executive officers in the competitive environment for highly qualified employees in which we operate. Generally, the proposed annual stock option grant is targeted at the 50th percentile for such position and then adjusted up based on individual performance in a range from the 50th percentile to the 75th percentile for such position based on benchmarking data derived from our peer group. If an individual’s performance exceeded expectations, such stock option grant will often be increased to the 65th percentile and if such performance greatly exceeded expectations, the stock option grant may be adjusted to the 75th percentile. After this adjustment, the Compensation Committee will review the extent to which such executive officer is currently vested in his or her options to determine if additional adjustments need to be made in order to increase the incentive for such executive officer to remain with Seattle Genetics for an additional period of time.

Seattle Genetics does not have ownership guidelines for its officers because officer compensation is set within a typical market range and is already performance-based. In addition, we believe that ownership guidelines for executive officers are rare in development-stage biotechnology companies and as such would put Seattle Genetics at a competitive disadvantage compared to its peer group.

The exercise price of our stock options is always equal to the fair market value (our closing price on the NASDAQ Global Select Market) of our common stock on the date of grant. Our stock option grants generally vest 1/4th upon the one year anniversary of the grant date and 1/36th of the remaining shares each month thereafter until such grant is fully vested on the four year anniversary of the grant date, subject to vesting acceleration as described under the heading “Compensation Discussion and Analysis—Post-Termination Protection” below. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive to remain in our employ. Accordingly, the option will provide a return to the employee only if he or she remains in our service, and then only if the market price of our common stock appreciates over the option term.

Other types of stock awards have not been granted historically, although the Compensation Committee retains the discretion to award other types of stock grants in the future. In this regard, the LTIP contemplates the award of restricted stock or restricted stock units as described below.

Long-Term Incentive Plan.    In January 2010, the Compensation Committee approved, and in March 2010 the Board subsequently approved, the LTIP. The LTIP provides for cash awards, and, for employees at the associate director level and above, cash and stock awards, that may be earned by a participant upon the possible approval of our BLA by the FDA for brentuximab vedotin (or if brentuximab vedotin is otherwise approved by the FDA). All employees (other than field sales staff below the level of Vice President, Sales) as of March 31, 2010 are automatically eligible to participate in the LTIP. Eligible employees who joined Seattle Genetics after March 31, 2010 and prior to the submission of the BLA to the FDA for brentuximab vedotin (which occurred in February 2011) are also eligible for pro-rated awards. Target values (expressed in dollars) for both cash and stock awards were set in March 2010 at a level approximating an employee’s maximum annual cash incentive award for 2009, and actual award values, ranging from 25% up to a maximum of 110% of target values, will be calculated based on the date of FDA approval of the BLA for brentuximab vedotin if such approval occurs (i.e., the sooner brentuximab vedotin is approved by the FDA, the greater the actual award values). However, no awards will be made under the LTIP if FDA approval of brentuximab vedotin does not occur on or before December 31, 2012. Cash awards will be paid, and stock awards will be issued, upon certification by the Compensation Committee of approval by the FDA of the BLA for brentuximab vedotin if such approval occurs. The stock awards will be issued under our Amended and Restated 2007 Equity Incentive Plan either in the form of restricted stock or restricted stock units, at the Compensation Committee’s discretion, and will vest in full on the second anniversary of the date of approval by the FDA of the BLA for brentuximab vedotin if such approval occurs. The number of shares subject to a stock award issued under the LTIP will be determined by dividing the actual award value by the closing price of our common stock on the trading day immediately prior to the date of FDA approval of the BLA for brentuximab vedotin assuming such approval. The Compensation Committee has established a target value of $230,000 in the case of Dr. Siegall, $100,000 in the case of Mr. Simpson, Mr. Dobmeier and Dr. Reynolds, and $80,000 in the case of Mr. Seeley, for each of the cash award and the stock award that each individual may earn (i.e., the foregoing target values are for each of the potential cash award and the potential stock award, such that the total target value of the cash award and stock award combined is $460,000 in the case of Dr. Siegall, $200,000 in the case of Mr. Simpson, Mr. Dobmeier and Dr. Reynolds, and $160,000 in the case of Mr. Seeley). However, the Compensation Committee may, in its discretion, determine to reduce the size of actual awards below that which would otherwise be payable under the LTIP for any or all of our employees (including our Named Executive Officers), and, other than with respect to our Chief Executive Officer and our three other most highly compensated officers (other than our Chief Financial Officer), to adjust target values prior to the determination of actual award values for changes in a participant’s responsibility level or position, or for unanticipated events or developments and the like. The Compensation Committee and the Board believe that the awards, if any, under the LTIP are based upon an event that would add significant value to Seattle Genetics for our stockholders and that the vesting period for the stock awards provide a proper incentive for senior management to remain with Seattle Genetics past the achievement of the goal of FDA approval of brentuximab vedotin to carry out the commercial activities associated with launching a biotechnology product.

Post-Termination Protection

We do not have a severance plan for employees generally but our Amended and Restated 2007 Equity Incentive Plan and our 1998 Stock Option Plan provide for acceleration of vesting in connection with specified change in control events. However, we have provided for severance payments to executive officers through individual employment agreements with such officers. After consulting with Radford, Seattle Genetics entered into employment agreements in 2006 with its executive officers at the Senior Vice President level providing for severance benefits that already existed for our executive officers above the Senior Vice President level who were already parties to employment agreements that provided such benefits. Generally our severance payments pursuant to these agreements are as follows: a lump sum cash payment or payment in accordance with Seattle Genetics’ standard payroll schedule, at our discretion, equal to 100% of his or her annual base salary, plus a pro-rated portion of the year’s target bonus if such officer is terminated without cause or constructively terminated, except for Dr. Siegall, who has the additional benefit of receiving a severance benefit equal to 200% of his annual base salary if he is terminated without cause or constructively terminated within 12 months following a change in control of Seattle Genetics. In addition, all officers receive 12 months of accelerated vesting of any outstanding options if such officer is terminated without cause or constructively terminated, or 100% acceleration of vesting of any outstanding options if such officer is terminated without cause or constructively terminated within 12 months following a change in control of Seattle Genetics or if the acquiror does not assume, substitute or otherwise replace any outstanding options. In addition, Dr. Siegall receives 100% acceleration of vesting of any outstanding option upon a change in control. All officers are also entitled to continuation of all health benefits for 12 months (or 24 months in the case of Dr. Siegall if his employment is terminated without cause or constructively terminated within 12 months following a change in control), or a lesser amount of time until the individual is re-employed with comparable insurance benefits. Seattle Genetics does not provide any gross-ups based on taxes attributable to any of the severance benefits described above. Upon termination due to death or disability, each employment agreement also provides for payment of the portion of any annual bonus earned prior to the date of termination and any accrued but unused vacation. In addition, the 2007 Plan provides that all outstanding options that were vested and exercisable as of the date of the executive’s death or, in the event of the executive’s death within 30 days following the termination of service or the executive’s disability, termination of service, may be exercised for six months following the executive’s death or, in the event of termination of service due to the executive’s disability, one year following the termination date but in no event after the expiration date of such option.

The Compensation Committee believes these severance benefits are important from a retention perspective to provide some level of protection to our executive officers from being terminated without cause or constructively terminated prior to or after a change in control, or from a experiencing a life-changing disability, and that the amounts are reasonable when compared with similar arrangements adopted by companies in our peer group. In addition, the Compensation Committee believes that these severance benefits align executive and stockholder interests by enabling the executive officers to consider corporate objectives and possible transactions that are in the best interests of the stockholders and other constituents of Seattle Genetics without undue concern over whether such objectives or transactions may jeopardize the officers’ own employment. With these arrangements, the Compensation Committee sought uniformity of results among the officers based on their positions at Seattle Genetics, with only Dr. Siegall receiving vesting acceleration benefits solely as a result of a change in control. In addition, the Compensation Committee believes that the payment-triggering event outside of the death or disability context, namely, being terminated without cause or constructively terminated, and then only when there is no misconduct by the officer, is a fair hurdle for the ensuing rewards. Further, Dr. Siegall’s 100% acceleration of vesting of stock options upon a change in control is intended to reduce the concern that Dr. Siegall may not have a comparable position in an acquiring company as a result of a change of control and is similar to acceleration provisions of CEOs of peer group companies. More information regarding these arrangements is provided in under the heading “Potential Payments upon Termination or Change-in-Control—Employment Agreements.”

2010 Compensation Decisions

CEO Compensation.    Dr. Siegall’s 2010 compensation consisted of base salary, an annual bonus award and stock options. The Compensation Committee determined CEO compensation using methods consistent with those described above under the heading “Compensation Discussion and Analysis—Principal Elements of Compensation.” In January 2010, the Compensation Committee approved an aggregate merit and salary adjustment increase of 4.6% to Dr. Siegall’s 2009 base salary (to $630,000 in 2010) in recognition of both his performance as CEO, including achievement of our 2009 corporate performance goals, and an adjustment to approximate competitive market salary levels near the 50th percentile compared with our peer group. The Compensation Committee in February 2011 approved a cash bonus of $472,500 under the 2010 Executive Bonus Plan in accordance with the achievement of the pre-defined corporate performance goals for 2010 and set by the Compensation Committee at 125% as described above under the heading “Principal Elements of Compensation—Annual Incentive Compensation.” Dr. Siegall was awarded a grant of stock options of 350,000 shares in August 2010 in accordance with the methods used for other senior executives and described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation—Long-Term Equity Compensation”. As described under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation—Long-Term Incentive Plan”, Dr. Siegall and the rest of our named executive officers were also enrolled in our LTIP, which provides for the opportunity to earn cash and stock awards resulting from the potential approval by the FDA of brentuximab vedotin.

Compensation of the Other Named Executive Officers.    The Compensation Committee reviewed similar considerations for each of the other Named Executive Officers, and our Compensation Committee’s 2010 compensation determination for these executive officers are set forth below.

With respect to Mr. Simpson, the Compensation Committee focused on Mr. Simpson’s leadership of our finance department, including budget and long-range planning goals and managing expenses to such budgets and plans for determination of his individual performance percentage and merit increase. In January 2010, the Compensation Committee approved an aggregate merit increase of 7.2% to Mr. Simpson’s 2009 base salary (to $336,500 in 2010, which includes a market adjustment of $10,000) in recognition of the performance described above and analysis of competitive market salary levels near the 50th percentile compared with our peer group. The Compensation Committee in February 2011 also approved a cash bonus of $160,174 under the 2010 Executive Bonus Plan in accordance with the achievement of the pre-defined corporate performance goals for

2010 and individual performance as described above under the heading “Principal Elements of Compensation—Annual Incentive Compensation.” Mr. Simpson was awarded a grant of stock options of 90,000 shares in August 2010 in accordance with the methods used for other senior executives and described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation—Long-Term Equity Compensation”. Mr. Simpson also received a $500 bonus in October 2011 in recognition of his fifth anniversary of employment.

With respect to Dr. Reynolds, the Compensation Committee focused on Dr. Reynolds’ contribution to our clinical achievement, including the initiation of several clinical trials in 2009, specifically trials associated with brentuximab vedotin and SGN-75 for determination of his individual performance percentage and merit increase. In January 2010, the Compensation Committee approved an aggregate merit increase of 7.2% to Dr. Reynolds’ 2009 base salary, (to $396,350 in 2010, which includes a market adjustment of $10,000) in recognition of the performance described above and analysis of competitive market salary levels near the 50th percentile compared with our peer group. The Compensation Committee in February 2011 also approved a cash bonus of $201,346 under the 2010 Executive Bonus Plan in accordance with the achievement of the pre-defined corporate performance goals for 2010 and individual performance as described above under the heading “Principal Elements of Compensation—Annual Incentive Compensation.” Dr. Reynolds was awarded a grant of stock options of 125,000 shares in August 2010 in accordance with the methods used for other senior executives and described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation—Long-Term Equity Compensation.”

With respect to Mr. Dobmeier, the Compensation Committee focused on Mr. Dobmeier’s oversight of operational, program management and marketing initiatives and his contribution to our business development activities, including his role leading the negotiation of our brentuximab vedotin collaboration agreement with Millennium: the Takeda oncology company in December 2009. In January 2010, the Compensation Committee approved an aggregate merit increase of 4.5% to Mr. Dobmeier’s 2009 base salary (to $387,250 in 2010) in recognition of the performance described above and analysis of competitive market salary levels near the 50th percentile compared with our peer group. The Compensation Committee in February 2011 also approved a cash bonus of $195,174 under the 2010 Executive Bonus Plan in accordance with the achievement of the pre-defined corporate performance goals for 2010 and individual performance as described above under the heading “Principal Elements of Compensation—Annual Incentive Compensation.” Mr. Dobmeier was awarded a grant of stock options of 125,000 shares in August 2010 in accordance with the methods used for other senior executives and described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation—Long-Term Equity Compensation.”

With respect to Mr. Seeley, the Compensation Committee focused on Mr. Seeley’s contribution to our commercialization efforts, including developing a launch plan for brentuximab vedotin and hiring key personnel in the commercial group. Mr. Seeley commenced employment in October 2009 with a starting base salary of $320,000. In January 2010, the Compensation Committee approved an aggregate merit increase of 1.08% to Mr. Seeley’s 2009 base salary (to $323,450 in 2010) in recognition of the performance described above and analysis of competitive market salary levels near the 50th percentile compared with our peer group. The Compensation Committee in February 2011 also approved a cash bonus of $134,717 under the 2010 Executive Bonus Plan in accordance with the achievement of the predefined corporate performance goals for 2010 and the individual performance as described under the heading “Principal Elements of Compensation—Annual Incentive Compensation.” Mr. Seeley was awarded a grant of stock options of 54,167 shares in August 2010 in accordance with the methods used for other senior executives and described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation—Long-Term Equity Compensation.” Mr. Seeley also received the second installment of a $200,000 sign on bonus in March of 2010 upon the six month anniversary of his employment date, and relocation and housing benefits totaling $241,365 inclusive of tax gross-up payments. The Compensation Committee believes that the provision of these relocation and housing benefits and associated tax gross-up payments was appropriate and necessary for attracting and retaining a highly-qualified executive officer of Mr. Seeley’s caliber during the pendency of his out-of-state residency.

2011 Compensation Decisions

In January 2011, the Compensation Committee, after discussion with management, provided recommended corporate goals to the Board, which were approved by the Board in February 2011. The Compensation Committee also recommended for approval and the Board approved the 2011 Executive Bonus Plan in February 2011. There were no substantive changes to the 2011 Executive Bonus Plan from the 2010 Executive Bonus Plan, other than the corporate goals established under the respective plans. In addition, in January 2011, the Compensation Committee determined the 2010 annual cash bonus for each executive officer, including the CEO, in accordance with the 2010 Executive Bonus Plan, and set 2011 salaries for the executive officers. The cash bonuses awarded under the 2010 Senior Executive Bonus Plan are described above, and 2011 salaries were determined as described under the heading “Principal Elements of Compensation—Base Salaries” above. The 2011 salaries were set primarily on the basis of benchmarking and adjusted based on individual performance in 2010. Dr. Siegall’s 2011 base salary was set at $660,000, a 4.8% increase from 2010; Mr. Simpson’s 2011 base salary was set at $347,450, a 3.3% increase from 2010; Mr. Dobmeier’s 2011 base salary was set at $402,750, a 4.0% increase from 2010; Dr. Reynolds’ 2011 base salary was set at $412,250, a 4.0% increase from 2010; and Mr. Seeley’s 2011 base salary was set at $341,000, a 5.4% increase from 2010.

Tax and Accounting Considerations

In making compensation decisions affecting our executive officers, the Compensation Committee considers and, to the extent practicable and to the extent permitted by applicable law, intends to maximize our ability to deduct under applicable federal corporate income tax law compensation payments made to executive officers. Specifically, the Compensation Committee considers the requirements and the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which generally disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m).

The cash compensation paid by Seattle Genetics to each of its executive officers is expected to be below $1 million, except for Dr. Siegall’s compensation. In addition, the Compensation Committee believes that options and stock awards granted under our 1998 Stock Option Plan and Amended and Restated 2007 Equity Incentive Plan to such officers, including the stock awards which may be awarded to such officers under our LTIP, will meet the requirements for qualifying as performance-based compensation. Consequently, the Compensation Committee believes that Section 162(m) will not materially affect the tax deductions available to Seattle Genetics with respect to the compensation of its executive officers. It is the Compensation Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, we may from time to time pay compensation to our executive officers that may not be deductible.

We follow the applicable accounting rules for our stock-based compensation awards. In accordance with generally accepted accounting principles, stock-based compensation cost is measured at grant date, or with respect to performance-based awards, the service inception date, based on the estimated fair value of the awards using a variety of assumptions. This calculation is performed for accounting purposes and, as applicable, reported in the compensation tables, even though recipients may never realize any value from their awards. We expect to record this expense on an ongoing basis ratably over the requisite employee service period. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

Summary

The Compensation Committee believes that our compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees’ interests with those of our stockholders. The Compensation Committee believes that the compensation of our executives is both appropriate and responsive to the goal of improving stockholder value.

COMPENSATION COMMITTEE REPORT (1)

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the members of the Compensation Committee:

Felix Baker, Ph.D. (chairman)

Daniel G. Welch

David W. Gryska

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Seattle Genetics under the Securities Act or the Exchange Act, other than in Seattle Genetics’ Annual Report on Form 10-K where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION AND RISK

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our business. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage our employees to assume excessive risks.

The Compensation Committee, with assistance of its independent compensation consultant, extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	significant weighting towards long-term incentive compensation discourages short-term risk taking;

•

goals are appropriately set to provide meaningful targets that enhance stockholder value but that are quantifiable by objective criteria and are widely distributed to avoid concentration of compensation on any single target;

•	incentive awards are capped by the Compensation Committee; and

•

as a biotechnology company, we do not face the same level of risks associated with compensation of employees at financial services companies (traders and instruments with a high degree of risk and reward).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2010, the Compensation Committee consisted of Felix Baker (chairman), David W. Gryska and Daniel G. Welch, none of whom is a current or former officer or employee of Seattle Genetics. Please see the disclosure under the heading “Certain Relationships and Related Party Transactions—Certain Transactions With or Involving Related Persons” regarding Dr. Baker’s interest in the underwritten public offering of our common stock that we consummated in 2011.

No member of the Compensation Committee or executive officer of Seattle Genetics has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

SUMMARY COMPENSATION TABLE

The following table sets forth all of the compensation awarded to, earned by, or paid to our “principal executive officer,” “principal financial officer,” and the three other highest paid executive officers whose total compensation in fiscal year 2010 exceeded $100,000. We refer to these officers in this proxy statement as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($) (9)	Non-Equity Incentive Plan Compensation ($) (10)	All Other Compensation ($) (11)		Total ($)
Clay B. Siegall, Ph.D.	2010	627,696	—		2,109,258	472,500	7,890		3,217,344
President and CEO	2009	600,071	—		1,578,937	346,351	7,890		2,533,249
	2008	567,958	1,500	(1)	1,379,242	359,375	7,440		2,315,515

Todd E. Simpson	2010	334,617	500	(2)	542,381	160,174	7,890		1,045,562
Chief Financial Officer	2009	313,258	2,719	(3)	536,839	141,883	7,890		1,002,589
	2008	304,982	—		381,494	140,852	7,440		834,768

Thomas C. Reynolds, M.D., Ph.D.	2010	394,129	—		753,307	201,346	7,890		1,356,672
Chief Medical Officer	2009	368,229	4,079	(4)	789,470	173,020	7,890		1,342,688
	2008	349,796	5,000	(5)	586,912	178,841	7,440		1,127,989

Eric L. Dobmeier	2010	385,858	—		753,307	195,174	7,890		1,342,229
Chief Business Officer	2009	369,217	4,079	(6)	631,576	171,935	7,890		1,184,697
	2008	352,876	5,000	(7)	645,603	174,439	7,440		1,185,358

Bruce J. Seeley	2010	323,162	100,000	(8)	326,436	134,717	249,255	(12)	1,133,570
EVP, Commercial

(1)	Consists of a bonus awarded to Dr. Siegall in January 2008 for his ten year anniversary with Seattle Genetics.

(2)	Consists of a bonus awarded to Mr. Simpson in October 2010 for his five year anniversary with Seattle Genetics.

(3)	Consists of a bonus awarded to Mr. Simpson in February 2009 for special recognition of performance.

(4)	Consists of a bonus awarded to Dr. Reynolds in February 2009 for special recognition of performance.

(5)	Consists of a bonus awarded to Dr. Reynolds in July 2008 for special recognition of performance.

(6)	Consists of a bonus awarded to Mr. Dobmeier in February 2009 for special recognition of performance.

(7)	Consists of a bonus awarded to Mr. Dobmeier in July 2008 for special recognition of performance.

(8)	Consists of the second $100,000 installment of a $200,000 sign-on bonus, which second installment was paid to Mr. Seeley upon the six-month anniversary of his employment date.

(9)	The amounts in this column represent the aggregate full grant date fair value of options granted during 2010 in accordance with FASB ASC Topic 718 with no estimate for future forfeitures. For information regarding the assumptions used in calculating these amounts, see Note 10 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(10)	The amounts in this column reflect the cash bonus awards to the Named Executive Officers under our annual Senior Executive Bonus Plans. Our 2010 Senior Executive Bonus Plan is discussed in greater detail under the headings “Compensation of Executive Officers—Compensation Discussion and Analysis” and “Grants of Plan-Based Awards”.

(11)	The amounts in this column consist of life insurance premiums and company matching contributions to our 401(k) plan for all Named Executive Officers, other than with respect to Mr. Seeley.

(12)	Consists of life insurance premiums and company matching contributions to our 401(k) plan in the aggregate amount of $7,890, and a total of $241,365 in relocation and housing expenses in connection with Mr. Seeley’s commencement of employment, including $129,313 for closing costs on the sale of his house in California, $21,746 for closing costs on the acquisition of a house in Washington, $24,448 for moving fees, $6,019 for temporary housing and other expenses, and $59,839 in tax gross-up payments related to the foregoing relocation and housing benefits.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth each equity and non-equity award granted to our Named Executive Officers during fiscal year 2010.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Threshold ($)	Target ($)	Maximum ($)
Clay B. Siegall, Ph.D.
LTIP—Cash Portion (1)	—	57,500	230,000	253,000	—	—	—
Annual Bonus Plan (2)	—	—	378,000	567,000	—	—	—
Discretionary Stock Option Award (3)	8/27/10	—	—	—	350,000	12.00	2,109,258

Todd E. Simpson
LTIP—Cash Portion (1)	—	25,000	100,000	110,000	—	—	—
Annual Bonus Plan (2)	—	—	134,600	201,900	—	—	—
Discretionary Stock Option Award (3)	8/27/10	—	—	—	90,000	12.00	542,381

Thomas C. Reynolds, M.D., Ph.D.
LTIP—Cash Portion (1)	—	25,000	100,000	110,000	—	—	—
Annual Bonus Plan (2)	—	—	158,540	237,810	—	—	—
Discretionary Stock Option Award (3)	8/27/10	—	—	—	125,000	12.00	753,307

Eric L. Dobmeier
LTIP—Cash Portion (1)	—	25,000	100,000	110,000	—	—	—
Annual Bonus Plan (2)	—	—	154,900	232,350	—	—	—
Discretionary Stock Option Award (3)	8/27/10	—	—	—	125,000	12.00	753,307

Bruce J. Seeley
LTIP—Cash Portion (1)	—	20,000	80,000	88,000	—	—	—
Annual Bonus Plan (2)	—	—	113,208	169,811	—	—	—
Discretionary Stock Option Award (3)	8/27/10	—	—	—	54,167	12.00	326,436

(1)	The dollar amounts represent the threshold (or minimum), target and maximum amounts of each Named Executive Officer’s potential cash award under our Long Term Incentive Plan, or LTIP. With respect to our Named Executive Officers, the LTIP provides for cash and stock awards that may be earned by a participant upon the possible approval of our BLA by the FDA for brentuximab vedotin (or if brentuximab vedotin is otherwise approved by the FDA). Actual award values, ranging from 25% up to a maximum of 110% of target values, will be calculated based on the date of FDA approval of our BLA for brentuximab vedotin if such approval occurs (i.e., the sooner brentuximab vedotin is approved by the FDA, the greater the actual award values). However, no awards will be made under the LTIP if FDA approval of brentuximab vedotin does not occur on or before December 31, 2012, and the actual award values are subject to the Compensation Committee’s discretion to reduce the size of actual awards below that which would otherwise be payable under the LTIP. The above table does not include the threshold, target and maximum values (which are expressed in dollars) of each Named Executive Officer’s potential stock award under the LTIP because neither the service inception date nor the grant date, as determined under FASB ASC Topic 718, occurred during the year ended December 31, 2010. The threshold, target and maximum dollar values of each Named Executive Officer’s potential stock award under the LTIP are the same as the threshold, target and maximum amounts of such Named Executive Officer’s potential cash award as set forth in the table above. The LTIP is discussed in greater detail under the heading “Compensation Discussion and Analysis”.

(2)

The dollar amounts represent the target and maximum amounts of each Named Executive Officer’s potential annual cash bonus award for the year ended December 31, 2010 pursuant to our 2010 Senior Executive Annual Bonus Plan, or the Executive Bonus Plan. The amount shown as target reflects the target payment level under the Executive Bonus Plan if

Seattle Genetics and each individual had achieved 100% of the specific performance objectives and goals previously approved by the Compensation Committee in 2010. An individual must attain an individual performance percentage of 50% to receive any compensation under the Executive Bonus Plan. The amount shown as maximum reflects the payment level under the Executive Bonus Plan if Seattle Genetics and each individual had achieved 150% performance percentages based on the corporate goals approved by the Compensation Committee in 2010. A percentage of 150% is the maximum percentage allowed for both Seattle Genetics and individual performance percentages. Actual payouts made under the Executive Bonus Plan differed based on the actual performance objectives and goals achieved. The actual cash bonus award earned for the year ended December 31, 2010 under our Executive Bonus Plan for each Named Executive Officer is set forth in the Summary Compensation Table above. As such, the amounts set forth in these columns do not represent additional compensation earned by the Named Executive Officers for the year ended December 31, 2010. The Executive Bonus Plan is discussed in greater detail under the heading “Compensation Discussion and Analysis”.

(3)

Stock options were granted under our Amended and Restated 2007 Equity Incentive Plan. Vesting of all the option grants occurs 1/4th on the one year anniversary of the grant date and 1/36th of the remaining shares thereafter on a monthly basis until the grant is fully vested on the fourth anniversary of the grant date. The Amended and Restated 2007 Equity Incentive Plan is discussed in greater detail under the heading “Employment Agreements and Arrangements” below.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

Employment Agreements.    Each of our Named Executive Officers has entered into a written employment agreement with Seattle Genetics. For a description of these employment agreements, please see the section of this proxy statement under the heading “Potential Payments Upon Termination or Change-In-Control—Employment Agreements” below.

Annual Cash Bonus Awards.    Each year, we adopt a Senior Executive Annual Bonus Plan that provides for annual bonus awards to reward executive officers based on our achievement of specific corporate goals and their achievement of individual performance goals. For more information regarding our 2010 Senior Executive Annual Bonus Plan and our 2011 Senior Executive Annual Bonus Plan, please see the section of this proxy statement under the heading “Compensation Discussion and Analysis—Annual Incentive Compensation” and footnote (2) to the Grants of Plan-Based Awards table above.

Option Awards.    Option awards to executives are granted upon hire, promotion and generally on an annual basis, and are currently granted pursuant to our Amended and Restated 2007 Equity Incentive Plan, or the 2007 Plan. Options granted under the 2007 Plan have a ten year term and generally vest as to 1/4th of the shares subject to the options on the one year anniversary of the grant date and 1/36th of the remaining shares each month thereafter until such option is fully vested on the four year anniversary of the grant date, subject to the accelerated vesting of such options under the terms of each executive’s employment agreement with us and pursuant to the 2007 Plan. Options granted under the 2007 Plan carry an exercise price equal to the fair market value on the date of grant (generally the closing price of our common stock on the grant date on the NASDAQ Global Select Market), and the 2007 Plan permits the exercise price of stock options to be paid by cash, check, wire transfer, other shares of our common stock (with some restrictions), broker assisted same-day sales, cancellation of debt, cashless “net exercise” arrangements, and any other form of consideration permitted by applicable law. If an executive’s service with us terminates for any reason other than cause, death or disability, then options held by the executive under the 2007 Plan generally will be exercisable to the extent they are vested on the termination date for a period of three months after the termination (if an executive’s service with us terminates for cause, then the Board or the Compensation Committee has the authority to terminate all options held by the executive under the 2007 Plan immediately). Generally, if an executive’s service with us terminates as a result of the executive’s death or in the event of the executive’s death within 30 days following the executive’s termination of service, all outstanding options that were vested and exercisable as of the date of the executive’s death or termination of service, if earlier, may be exercised for six months following the executive’s death but in no event after the expiration date of such option. Generally, if an executive’s service with us terminates as a result of the executive’s disability, then all options to the extent they are vested and exercisable on the termination date may be exercised for one year following the termination date but in no event after the expiration date of such option.

Under the 2007 Plan, in the event of (i) an acquisition of Seattle Genetics by means of any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the company, (ii) any sale of all or substantially all of the company’s assets or (iii) any other event specified by the plan administrator, so long as in either (i) or (ii), our stockholders of record immediately prior to the transaction hold less than 50% of the voting power of the surviving entity and, so long as in (iii) that no change in control shall be deemed to occur upon announcement or commencement of a tender offer or upon a “potential” takeover or upon shareholder approval of a merger or other transaction, in each case without a requirement that the change in control actually occur, then the Board or the compensation committee may, in its discretion: (i) provide for the assumption or substitution of, or adjustment (including to the number and type of shares and exercise price applicable) to, each outstanding stock option; (ii) accelerate the vesting of options; and/or (iii) provide for termination of awards as a result of the change in control on such terms and conditions as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the executive.

Additionally, (i) if the successor corporation does not assume or substitute equivalent awards for all outstanding equity awards granted pursuant to the 2007 Plan, then as of the date of completion of the acquisition or merger, the vesting of such equity awards shall be accelerated in full; and (ii) if outstanding equity awards are assumed or equivalent awards are substituted by the successor corporation and if at the time of, immediately prior to or within twelve months after the effective time of the change of control, an equity awardee’s service as an employee or consultant is terminated without cause or due to constructive termination, then the vesting of such substituted equity award shall be accelerated in full.

For more information regarding grants of option awards to executives, please see the section of this proxy statement under the headings “Compensation Discussion and Analysis—Long-Term Incentive Compensation—Long-Term Equity Compensation” and “Compensation Discussion and Analysis—Post-Termination Protection” above.

Long-Term Incentive Plan.    In January 2010, the Compensation Committee approved, and in March 2010 the Board subsequently approved, a long term incentive plan, or LTIP. The LTIP provides for cash awards, and, for employees at the associate director level and above, including our named executive officers, cash and stock awards, that may be earned by a participant upon the possible approval by the FDA of brentuximab vedotin. For more information regarding the LTIP, please see the section of this proxy statement under the “Compensation Discussion and Analysis—Long-Term Incentive Compensation—Long-Term Incentive Plan” and footnote (1) to the Grants of Plan-Based Awards table above.

Other Compensatory Arrangements.    Seattle Genetics pays the life insurance premium for all of its employees, including the executive officers. In addition, Seattle Genetics matches fifty percent of the first six percent of salary contributed to Seattle Genetics’ 401(k) plan by employees, including the executive officers. The matched contributions vest twenty percent annually, such that employees are fully vested after five years. From time to time, individual executives negotiate other compensatory arrangements in connection with their initial hire. For example, we provided certain relocation and housing benefits and related tax gross-up payments to Mr. Seeley as described under the heading “Employment Agreements”.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding each unexercised option previously awarded to our Named Executive Officers as of December 31, 2010.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Clay B. Siegall, Ph.D.	400,000	—	8.43	5/21/2011
	120,000	—	6.34	2/1/2012
	60,000	—	3.30	1/31/2013
	50,000	—	10.33	2/17/2014
	75,000	—	5.92	1/31/2015
	100,000	—	5.63	1/31/2016
	75,000	—	4.45	9/6/2016
	67,187	7,813	10.20	5/25/2017
	166,666	33,334	10.29	8/28/2017
	137,083	97,917	11.09	8/27/2018
	83,333	166,667	12.16	8/25/2019
	—	350,000	12.00	8/27/2020

Total	1,334,269	655,731

Todd E. Simpson	236,500	—	5.20	10/4/2015
	20,000	—	5.63	1/31/2016
	56,250	—	4.45	9/6/2016
	70,833	14,167	10.29	8/28/2017
	37,916	27,084	11.09	8/27/2018
	28,333	56,667	12.16	8/25/2019
	—	90,000	12.00	8/27/2020

Total	449,832	187,918

Thomas C. Reynolds, M.D., Ph.D.	217,613	21,875	8.24	4/2/2017
	26,041	5,209	10.29	8/28/2017
	58,333	41,667	11.09	8/27/2018
	41,666	83,334	12.16	8/25/2019
	—	125,000	12.00	8/27/2020

Total	343,653	277,085

Eric L. Dobmeier	27,516	—	5.25	3/29/2012
	40,000	—	5.81	8/29/2013
	25,000	—	10.33	2/17/2014
	25,000	—	6.74	8/20/2014
	40,000	—	5.92	1/31/2015
	3,649	—	5.07	3/1/2015
	30,511	—	5.63	1/31/2016
	22,738	—	4.45	9/6/2016
	44,791	5,209	10.20	5/25/2017
	75,000	15,000	10.29	8/28/2017
	64,166	45,834	11.09	8/27/2018
	33,333	66,667	12.16	8/25/2019
	—	125,000	12.00	8/27/2020

Total	431,704	257,710

Bruce J. Seeley	58,333	141,667	9.08	10/30/2019
	—	54,167	12.00	08/27/2020

Total	58,333	195,834

(1)	All of the unexercisable securities set forth in this column vest at a rate of 1/4th upon the one year anniversary of the vesting commencement date of such award, which vesting commencement date for each award is based on the date of hire of such person for their initial grant and thereafter on the grant date of such award. 1/36th of the remaining unvested shares vest on an equal monthly basis thereafter until the award is fully vested on the fourth anniversary of the vesting commencement date (or the grant date for an executive’s initial grant).

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding option exercises by our Named Executive Officers for the year ended December 31, 2010. None of our Named Executive Officers had any vesting of restricted stock awards during 2010.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Clay B. Siegall, Ph.D.	58,332	493,205
Todd E. Simpson	—	—
Thomas C. Reynolds, M.D., Ph.D.	73,203	476,874
Eric L. Dobmeier	4,000	40,200
Bruce J. Seeley	—	—

(1)	The value realized on exercise is the difference between the exercise price of each option exercised and the closing price of our common stock on the date of exercise multiplied by the number of shares underlying each option exercised, and does not represent actual amounts received by the Named Executive Officers as a result of the option exercises.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table reflects the potential payments and benefits to which the Named Executive Officers would be entitled under each individual’s employment agreement with Seattle Genetics. The amounts shown in the table below assume that each termination or event was effective as of December 31, 2010 and that all eligibility requirements under the respective agreement were satisfied.

Name and Principal Position	Involuntary Termination (1)
	Before or more than 12 months after a Change in Control ($)	Within 12 months after a Change in Control ($)	Upon a Change in Control ($) (2)	Termination due to Death or Disability ($) (3)
Clay B. Siegall, Ph.D.
President and CEO
Base salary continuation	630,000	1,260,000	—	—
Lump sum bonus award payment	472,500	472,500	—	472,500
Health benefit continuation	3,465	6,930	—	—
Vacation payout	56,758	56,758	—	56,758
Option acceleration (4)	937,762	2,067,909	2,067,909	—

Total	2,100,485	3,864,097	2,067,909	529,258

Todd S. Simpson
Chief Financial Officer
Base salary continuation	336,500	336,500	—	—
Lump sum bonus award payment	160,174	160,174	—	160,174
Health benefit continuation	3,465	3,465	—	—
Vacation payout	25,566	25,566	—	25,566
Option acceleration (4)	276,528	594,163	—	—

Total	802,233	1,119,869	—	185,740

Thomas C. Reynolds, M.D., Ph.D.
Chief Medical Officer
Base salary continuation	396,350	396,350	—	—
Lump sum bonus award payment	201,346	201,346	—	201,346
Health benefit continuation	3,465	3,465	—	—
Vacation payout	16,366	16,366	—	16,366
Option acceleration (4)	477,659	933,142	—	—

Total	1,095,187	1,550,669	—	217,712

Eric L. Dobmeier
Chief Business Officer
Base salary continuation	387,250	387,250	—	—
Lump sum bonus award payment	195,174	195,174	—	195,174
Health benefit continuation	3,465	3,465	—	—
Vacation payout	29,564	29,564	—	29,564
Option acceleration (4)	393,459	826,313	—	—

Total	1,008,912	1,441,766	—	224,738

Bruce J. Seeley
EVP, Commercial
Base salary continuation	323,450	323,450	—	—
Lump sum bonus award payment	134,717	134,717	—	134,717
Health benefit continuation	3,465	3,465	—	—
Vacation payout	9,031	9,031	—	9,031
Option acceleration (4)	346,764	991,378	—	—

Total	817,427	1,462,041	—	143,748

(1)	Each employment agreement provides that in the case of involuntary termination occurring prior to or 12 months after a change in control, such individual is entitled to receive either a lump-sum payment equal to 12 months of monthly base salary or payment of such amount in accordance with Seattle Genetics’ standard payroll schedule, at our discretion, a lump-sum payment equal to a pro-rated portion of such individual’s annual bonus, 12 months of continued health benefits and 12 months of accelerated vesting of outstanding stock options. In the case of involuntary termination occurring within 12 months after a change in control, each individual is entitled to receive 12 months of monthly base salary, a pro-rated portion of such individual’s annual bonus, 12 months of continued health benefits and 100% acceleration of vesting of outstanding stock options, except that Dr. Siegall is entitled to 24 months of monthly base salary and 24 months of continued health benefits in addition to the other benefits. Such severance benefits are conditioned upon the individual’s resignation from all positions held by the individual and execution of a full release and waiver of claims. See the description of each Named Executive Officer’s employment agreement set forth below under the heading “Employment Agreements.”

(2)	Upon a change in control, Dr. Siegall is entitled to 100% acceleration of vesting of outstanding stock options.

(3)	Upon termination due to death or disability, each employment agreement provides for payment of the portion of any annual bonus earned prior to the date of termination and any accrued but unused vacation.

(4)	The value of stock option vesting acceleration is based on the closing stock price of $14.95 per share for our common stock as reported on the NASDAQ Global Select Market on December 31, 2010 with respect to in-the-money unvested stock option shares minus the exercise price of the unvested option shares.

Employment Agreements

In October 2001, Seattle Genetics entered into an employment agreement with Clay B. Siegall, our current President and Chief Executive Officer. In December 2008, Dr. Siegall’s employment agreement was amended and restated to clarify certain existing provisions in light of final regulations issued under Section 409A of the Internal Revenue Code of 1986. Dr. Siegall’s amended and restated employment agreement provides that he receive an annual base salary, which is currently set at $660,000 for 2011, and may receive an annual bonus based upon performance criteria and financial and operational results of Seattle Genetics as determined by the Compensation Committee of the Board of Directors under our Senior Executive Annual Bonus Plans. Dr. Siegall is also eligible to receive additional grants of stock options from time to time in the future as determined by the Board of Directors or the Compensation Committee of the Board of Directors. In the event Dr. Siegall’s employment is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive his monthly base salary and benefits for an additional 12 months (or 24 months if he is constructively terminated or terminated by Seattle Genetics without cause within 12 months following a change in control of Seattle Genetics), payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, and to stock option vesting acceleration equal to an additional 12 months of vesting, as well as a pro-rated portion of his annual bonus earned up to the date of termination payable in a lump-sum payment. The employment agreement additionally provides that, in the event of a change in control, all of Dr. Siegall’s stock options will become fully vested and exercisable. Such severance benefits are conditioned upon Dr. Siegall’s resignation from all positions held by Dr. Siegall and execution of a full release and waiver of claims. Dr. Siegall’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

In October 2005, Seattle Genetics entered into an employment agreement with Todd E. Simpson, our current Chief Financial Officer. In December 2008, Mr. Simpson’s employment agreement was amended and restated to clarify certain existing provisions in light of final regulations issued under Section 409A of the Internal Revenue Code of 1986. Mr. Simpson’s amended and restated employment agreement provides that he receive an annual base salary, which is currently set at $347,450 for 2011, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. The employment agreement additionally provided that Mr. Simpson receive a bonus of $20,000 payable upon commencement of his employment and receive an additional $25,000 payable upon the six month anniversary of his commencement date. Mr. Simpson also received an option to purchase 250,000 shares of our common stock at fair market value on the date of grant with a four year vesting period, subject to Mr. Simpson’s continued employment with Seattle Genetics and the terms of our 1998 Stock Option Plan. If Mr. Simpson’s employment is constructively terminated or terminated by Seattle Genetics without cause, Mr. Simpson will be entitled to 12 months of base salary, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, a pro-rated portion of his annual bonus earned up to the date of termination payable in a lump-sum payment, and health benefits continuation. Additionally, in the event Mr. Simpson is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive stock option vesting acceleration equal to 12 months of vesting. The employment agreement additionally provides that in the event Mr. Simpson is involuntarily terminated within 12 months of a change in control of Seattle Genetics, all of Mr. Simpson’s stock options will become fully vested and exercisable. Such severance benefits are conditioned upon Mr. Simpson’s resignation from all positions held by Mr. Simpson and execution of a full release and waiver of claims. Mr. Simpson’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

In April 2007, Seattle Genetics entered into an employment agreement with Thomas C. Reynolds, our current Chief Medical Officer. In December 2008, Dr. Reynolds’ employment agreement was amended and restated to clarify certain existing provisions in light of final regulations issued under Section 409A of the Internal Revenue Code of 1986. Dr. Reynolds’ amended and restated employment agreement provides that he receive an annual base salary, which is currently set at $412,250 for 2011, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. If Dr. Reynolds’

employment is constructively terminated or terminated by Seattle Genetics without cause, Dr. Reynolds will be entitled to 12 months of base salary, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, a pro-rated portion of his annual bonus earned up to the date of termination payable in a lump-sum payment, and health benefits continuation. Additionally, in the event Dr. Reynolds is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive stock option vesting acceleration equal to 12 months of vesting. The employment agreement additionally provides that in the event Dr. Reynolds is involuntarily terminated within 12 months of a change in control of Seattle Genetics, all of Dr. Reynolds’ stock options will become fully vested and exercisable. Such severance benefits are conditioned upon Dr. Reynolds’ resignation from all positions held by Dr. Reynolds and execution of a full release and waiver of claims. Dr. Reynolds’ employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

In September 2006, Seattle Genetics entered into an employment agreement with Eric L. Dobmeier, our current Chief Business Officer. In December 2008, Mr. Dobmeier’s employment agreement was amended and restated to clarify certain existing provisions in light of final regulations issued under Section 409A of the Internal Revenue Code of 1986. Mr. Dobmeier’s amended and restated employment agreement provides that he receive an annual base salary, which is currently set at $402,750 for 2011, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. The employment agreement additionally provides if Mr. Dobmeier’s employment is constructively terminated or terminated by Seattle Genetics without cause, Mr. Dobmeier will be entitled to 12 months of base salary, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, a pro-rated portion of his annual bonus earned up to the date of termination payable in a lump-sum payment, and health benefits continuation. Additionally, in the event Mr. Dobmeier is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive stock option vesting acceleration equal to 12 months of vesting. The employment agreement additionally provides that in the event Mr. Dobmeier is involuntarily terminated within 12 months of a change in control of Seattle Genetics, all of Mr. Dobmeier’s stock options will become fully vested and exercisable. Such severance benefits are conditioned upon Mr. Dobmeier’s resignation from all positions held by Mr. Dobmeier and execution of a full release and waiver of claims. Mr. Dobmeier’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

In October 2009, Seattle Genetics entered into an employment agreement with Bruce J. Seeley, our current Executive Vice President, Commercial. Mr. Seeley’s employment agreement provides that he receive an annual base salary, which is currently set at $341,000 for 2011, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. Pursuant to the employment agreement, Mr. Seeley also received a sign-on bonus in the amount of $200,000, of which one-half was paid in 2009 and the balance was paid in 2010, and relocation and housing benefits worth a total of $241,365, including $129,313 for closing costs on the sale of his house in California, $21,746 for closing costs on the acquisition of a house in Washington, $24,448 for moving fees, and $6,019 for temporary housing and other expenses. These amounts were paid pursuant to Seattle Genetics’ standard relocation plan, but without any cap on realtor expenses relating to the sale of Mr. Seeley’s former home that would otherwise have applied. In addition, to the extent taxable, all such reimbursed amounts were grossed up for any applicable taxes, which tax gross-up payments to Mr. Seeley totaled $59,839. The employment agreement additionally provides if Mr. Seeley’s employment is constructively terminated or terminated by Seattle Genetics without cause, Mr. Seeley will be entitled to 12 months of base salary, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, a pro-rated portion of his annual bonus earned up to the date of termination payable in a lump-sum payment, and health benefits continuation. Additionally, in the event Mr. Seeley is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive stock option vesting acceleration equal to 12 months of vesting. The employment agreement additionally provides that in the event Mr. Seeley is involuntarily terminated within 12 months of a change in control of Seattle Genetics, all of Mr. Seeley’s stock options will become fully vested and exercisable. Such severance benefits are conditioned upon Mr. Seeley’s resignation from all positions held by Mr. Seeley and execution of a full release and waiver of claims. Mr. Seeley’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

Other Termination Benefits

Other than as set forth in each Named Executive Officer’s employment agreement and except as otherwise provided by applicable law, the Named Executive Officers are generally not entitled to any additional benefits upon a termination or change in control of Seattle Genetics. However, under the 2007 Plan and our Amended and Restated 1998 Stock Option Plan, or 1998 Plan, in the event of a change in control of Seattle Genetics, (i) if the successor corporation does not assume or substitute equivalent awards for all outstanding equity awards granted pursuant to the 2007 Plan or the 1998 Plan, then as of the date of completion of the acquisition or merger, the vesting of such equity awards shall be accelerated in full; and (ii) if outstanding equity awards are assumed or equivalent awards are substituted by the successor corporation and if at the time of, immediately prior to or within twelve months after the effective time of the change of control, an equity awardee’s service as an employee or consultant is terminated without cause or due to constructive termination, then the vesting of such substituted equity award shall be accelerated in full. The value of such stock option acceleration in full for each Named Executive Officer, assuming such termination or event was effective as of December 31, 2010, is set forth in the Potential Payments Upon Termination or Change-In-Control table above under the column “Involuntary Termination—Within 12 months after a Change in Control”.

Under the 2007 Plan, if a Named Executive Officer’s service with us is terminated as a result of death or disability, the period of time in which options may be exercised following termination is extended as described in more detail under the heading “Employment Agreements and Arrangements—Option Awards.” The terms of the 1998 Plan are substantially similar to the 2007 Plan with respect to the extension of the post-termination exercise period in the case of a termination due to death or disability.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for the review, oversight and approval of any transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates in which the amount involved exceeds $120,000 or is otherwise required to be disclosed by Seattle Genetics under applicable rules and regulations of the Securities and Exchange Commission. The Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs and benefits to Seattle Genetics, the terms of the transaction, and the availability of other sources for comparable services or products.

Certain Transactions With or Involving Related Persons

Underwritten Public Offering.    Felix Baker, Ph.D., who has served as one of our directors since July 2003 and as our lead independent director since February 2005, is a Managing Partner of Baker Brothers Investments, which he and his brother, Julian Baker, founded in 2000. Entities affiliated with Baker Brothers Investments, including Baker Brothers Life Sciences, L.P., collectively, the Baker Brothers, are significant stockholders of Seattle Genetics. Please see the table titled “Security Ownership of Certain Beneficial Owners and Management” contained in this proxy statement for detailed information on the beneficial ownership of entities affiliated with Baker Brothers Investments in Seattle Genetics. In February 2011, we completed an underwritten public offering of 11,500,000 shares of our common stock at a price to the public of $15.50 per share, resulting in net proceeds to us of $168 million. Baker Brothers purchased 1,800,000 shares of our common stock from the underwriters in the offering at the public offering price of $15.50 per share and on the same terms as the other investors in the offering.

Indemnification Agreements.    Seattle Genetics has entered into indemnification agreements with our directors and certain officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. Seattle Genetics also intends to enter into these agreements with our future directors and certain future officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2010 with respect to the shares of our common stock that may be issued under our existing equity compensation plans: our Amended and Restated 2007 Equity Incentive Plan, our Amended and Restated 1998 Stock Option Plan, our 2000 Directors’ Stock Option Plan and our 2000 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted average exercise price of outstanding options, warrants and rights ($) (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)
Equity compensation plans approved by stockholders:
2007 Equity Incentive Plan	7,339,294	11,67	5,094,472	(1)
1998 Stock Option Plan	4,971,037	7.41	—	(2)
2000 Directors’ Stock Option Plan	429,500	9.48	177,500	(3)
2000 Employee Stock Purchase Plan	—	—	328,014	(4)
Equity compensation plans not approved by stockholders:	—	—	—

Total	12,739,831		5,599,986

(1)	Stock awards, if any, that may be awarded pursuant to our Long Term Incentive Plan will be granted under our Amended and Restated 2007 Equity Incentive Plan.

(2)	The Amended and Restated 1998 Stock Option Plan expired on December 23, 2007.

(3)	The 2000 Directors’ Stock Option Plan expired on March 7, 2011.

(4)	As of December 31, 2010, 328,014 shares remained available for future issuance under our Amended and Restated 2000 Employee Stock Purchase Plan, or our ESPP. As of March 25, 2011, 196,190 shares remained available for purchase in the current purchase period under our ESPP. As indicated in Proposal No. 2, we are asking for approval of an amendment and restatement of our ESPP to increase the aggregate number of shares of common stock authorized for issuance thereunder by 700,000 shares.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record and share a single address, only one Annual Report to Stockholders and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement or accompanying Annual Report to Stockholders may request a separate copy by contacting the bank, broker or other holder of record, by contacting our Investor Relations Department at (425) 527-4000 or by sending a written request to: Eric L. Dobmeier, Corporate Secretary, Seattle Genetics, 21823 – 30th Drive S.E., Bothell, Washington 98021. The voting instructions sent to a street name stockholder should provide information on how to request (1) householding of future Seattle Genetics proxy materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact Seattle Genetics as described above.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares are represented. Stockholders are urged to vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided.

By Order of the Board of Directors,

Eric L. Dobmeier

Corporate Secretary

Bothell, Washington

April 8, 2011

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2010 is available without charge upon written request to: Eric L. Dobmeier, Corporate Secretary, Seattle Genetics, 21823 – 30th Drive S.E., Bothell, Washington 98021.

APPENDIX A

SEATTLE GENETICS, INC.

AMENDED AND RESTATED 2000 EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board of Directors: November 16, 2000

Approved by the Stockholders: February 14, 2001

Amended and Restated by the Board of Directors: February 1, 2011

Amended and Restated by the Board of Directors: February 11, 2011

The following constitute the provisions of the Amended and Restated 2000 Employee Stock Purchase Plan of Seattle Genetics, Inc.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” means the Common Stock of the Company.

(d) “Company” means Seattle Genetics, Inc., a Delaware corporation.

(e) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 13(c).

(f) “Compensation” means total cash compensation received by an Employee from the Company or a Designated Subsidiary. By way of illustration, but not limitation, Compensation includes regular compensation such as salary, wages, overtime, shift differentials, bonuses (other than bonuses offered in connection with, and as an inducement for, the commencement of employment), commissions and incentive compensation, but excludes relocation payments or reimbursements, expense reimbursements, tuition or other reimbursements, automobile allowances, housing allowances, cash payments in lieu of sick or vacation time benefits and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

(g) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

(h) “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.

(i) “Corporate Transaction” means any of the following, unless the Board provides otherwise: (i) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company), (ii) a sale of all or substantially all of the assets of the Company, so long as in either (i) or (ii) above, the Company’s stockholders of record immediately prior to such transaction will, immediately after such transaction, hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity or (iii) any other event specified by the Board; provided, however, that no Corporate Transaction (or any analogous term) shall be deemed to occur upon announcement or commencement of a tender offer or upon a “potential” takeover or upon shareholder approval of a merger or other transaction, in each case without a requirement that the Corporate Transaction actually occur.

(j) “Designated Subsidiaries” means the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(k) “Director” means a member of the Board.

(l) “Employee” means any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Offering Date” means the first business day of each Offering Period of the Plan.

(o) “Offering Period” means a period of six (6) months commencing on February 1 and August 1 of each year.

(p) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q) “Plan” means this Amended and Restated 2000 Employee Stock Purchase Plan.

(r) “Purchase Date” means the last day of each Offering Period of the Plan.

(s) “Purchase Price” means with respect to an Offering Period an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower.

(t) “Securities Act” means the Securities Act of 1933, as amended.

(u) “Share” means a share of Common Stock, as adjusted in accordance with Section 18 of the Plan.

(v) “Subsidiary” means a corporation, domestic or foreign, as such term is defined in Section 424(f) of the Code, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(w) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, is open for trading.

3. Eligibility.

(a) Any person who has been an Employee for a continuous period of at least ten (10) days ending on the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code. Each person who first becomes an Employee during an Offering Period shall not be eligible to participate in such Offering Period, but shall be eligible to participate in subsequent Offering Periods.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined on the Offering Date of such option) for each calendar year in which such option is outstanding at any time.

4. Offering Periods.

(a) Offering Periods. The Plan shall be implemented by a series of Offering Periods of approximately six (6) months duration, with new Offering Periods commencing on or about February 1 and August 1 of each year (or at such other time or times as may be determined by the Board of Directors). The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected. Notwithstanding the foregoing, if any Offering Date falls on a day that is not a Trading Day, then such Offering Date shall instead fall on the next subsequent Trading Day.

(b) Purchase Dates. The Purchase Date of an Offering Period commencing on February 1 shall be the next July 31 and the Purchase Date of an Offering Period commencing on August 1 shall be the next January 31. The Board of Directors of the Company shall have the power to change the frequency of Purchase Dates with respect to future purchases without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected. Notwithstanding the foregoing, if any Purchase Date falls on a day that is not a Trading Day, then such Purchase Date shall instead fall on the immediately preceding Trading Day.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company prior to the applicable Offering Date. The subscription agreement shall set forth the percentage of the participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan. Once an Employee affirmatively enrolls in an Offering Period and authorizes payroll deductions, the Employee automatically shall be enrolled for all subsequent Offering Periods until he or she elects to withdraw from an Offering Period pursuant to Section 10 or terminates his or her participation in the Plan.

(b) Payroll deductions shall commence on the first payroll paid following the Offering Date and shall end on the last payroll paid on or prior to the Purchase Date to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

6. Method of Payment For Purchase of Shares.

(a) This Plan shall be operated as a payroll deduction plan.

(b) A participant shall elect to have payroll deductions made on each payday during an Offering Period in an amount not less than one percent (1%) and not more than twenty percent (20%) (or such other maximum percentage as the Board may establish from time to time before an Offering Date) of such participant’s Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. Once a participant is participating in the Plan on a payroll deduction basis, he or she may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 or, on one occasion only during an Offering Period may decrease (including a decrease to zero percent (0%)) the rate of his or her Contributions with respect to the Offering Period, by completing and filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate. Any change in rate of Contributions pursuant to this Section 6(b) shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, provided the agreement indicating such change is filed at least ten (10) business days prior to such date and, if not, then as of the beginning of the next succeeding calendar month. A participant may not increase the rate of his or her Contributions with respect to the Offering Period during an Offering Period.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a participant’s payroll deductions may be decreased by the Company to 0% at any time during an Offering Period. Payroll deductions shall re-commence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10. In addition, a participant’s payroll deductions may be decreased by the Company to 0% at any time during an Offering Period in order to avoid unnecessary payroll contributions as a result of application of the maximum share limit set forth in Section 7(a), or as a result of the limitations set forth in Section 3(b), in which case payroll deductions shall re-commence at the rate provided in such participant’s subscription agreement at the beginning of the next Offering Period, unless terminated by the participant as provided in Section 10.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the participant.

7. Grant of Option.

(a) Subject to the final sentence of this Section 7(a), on the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of Shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price. Notwithstanding the above, the maximum number of Shares an Employee may purchase during each Offering Period shall be 2,000 Shares (subject to any adjustment pursuant to Section 18 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12.

(b) If the Common Stock is listed on any established stock exchange or traded on any established market, the fair market value of the Company’s Common Stock on a given date (the “Fair Market Value”) shall be the closing price of the Common Stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists. In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional Shares shall be issued. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of the Shares purchased upon exercise of his or her option. No fractional Shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 below. Any other amounts left over in a participant’s account after a Purchase Date shall be returned to the participant.

10. Voluntary Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

(b) Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

(c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

(d) A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

12. Stock.

(a) Subject to adjustment as provided in Section 18, the maximum number of Shares which shall be made available for sale under the Plan shall be 896,190 Shares. If any option granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such option shall again become available for issuance under the Plan. If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 19 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

(b) The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13. Administration.

(a) The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 13(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when options to purchase Shares shall be granted and the provisions of each Offering Period (which need not be identical).

(ii) To designate from time to time which Subsidiaries of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and options, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and options granted under it.

(v) To amend, suspend or terminate the Plan at any time as provided in Section 19.

(vi) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(vii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

14. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions. Proceeds from the sale of shares of Common Stock pursuant to options granted under the Plan shall constitute general funds of the Company.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the maximum number of shares of Common Stock which may be purchased by a participant in an Offering Period, the number of shares of Common Stock set forth in Section 12(a) above, and the price per Share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, dividend in property other than cash, liquidating dividend, combination, exchange or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, change in corporate structure or other similar transaction); provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b) Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, the Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date the Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company’s being consolidated with or merged into any other corporation.

19. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its Committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its Committee) determines in its sole discretion advisable which are consistent with the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Effective Date. The Plan became effective on March 6, 2001.

23. Miscellaneous Provisions.

(a) A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to options unless and until the participant’s Shares acquired upon exercise of options under the Plan are recorded in the books of the Company (or its transfer agent).

(b) The Plan does not constitute an employment contract. Nothing in the Plan shall in any way alter the at will nature of an Employee’s employment or be deemed to create in any way whatsoever any obligation on the part of any Employee to continue in the employ of the Company or a Subsidiary, or on the part of the Company or a Subsidiary to continue the employment of an Employee.

(c) The provisions of the Plan shall be governed by the laws of the State of Washington without resort to that state’s conflicts of laws rules.

APPENDIX B

CERTIFICATE OF AMENDMENT OF

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SEATTLE GENETICS, INC.

SEATTLE GENETICS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The name of the Corporation is Seattle Genetics, Inc. (the “Corporation”).

SECOND: The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was July 15, 1997.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Fourth Amended and Restated Certificate of Incorporation as follows:

Article IV(A) of the Corporation’s Fourth Amended and Restated Certificate of Incorporation be, and it hereby is, amended and restated to read in its entirety as follows:

“(A) This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Two Hundred Fifty-Five Million (255,000,000) shares, each with a par value of $0.001 per share. Two Hundred Fifty Million (250,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock.”

FOURTH: The foregoing amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, SEATTLE GENETICS, INC. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this      day of May, 2011.

SEATTLE GENETICS, INC.

By:
Clay B. Siegall
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

SEATTLE GENETICS, INC.	INTERNET http://www.proxyvoting.com/sgen Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

94373

▼ FOLD AND DETACH HERE ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” THE NOMINEES FOR DIRECTOR LISTED BELOW, “FOR” PROPOSAL NOS. 2, 3, 4 AND 5, AND EVERY “1 YEAR” ON PROPOSAL NO. 6.	Please mark your votes as indicated in this example	☒

1. ELECTION OF DIRECTORS	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
Nominees:
01 Srinivas Akkaraju 02 David W. Gryska 03 John P. McLaughlin	☐	☐	☐	2.	Proposal to approve the amendment and restatement of the Seattle Genetics, Inc. Amended and Restated 2000 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 700,000 shares.	☐	☐	☐

				3.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)				4.	Proposal to approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 150,000,000 shares to 250,000,000 shares.	☐	☐	☐

				5.	Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement.	☐	☐	☐

*Exceptions

					1 year	2 years	3 years	Abstain
				6.	Proposal to indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. ☐	☐	☐	☐

	RESTRICTED AREA - SCAN LINE					Mark Here for Address Change or Comments SEE REVERSE		☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

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▼ FOLD AND DETACH HERE ▼

PROXY
SEATTLE GENETICS, INC.
2011 Annual Meeting of Stockholders – May 20, 2011
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SEATTLE GENETICS, INC.

The undersigned hereby appoints Clay B. Siegall and Eric L. Dobmeier, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided below, all the shares of Seattle Genetics, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2011 Annual Meeting of Stockholders of Seattle Genetics, Inc. (the “Meeting”) to be held on Friday, May 20, 2011 at 2:00 p.m. local time at the principal offices of Seattle Genetics, Inc. located at 21823 – 30th Drive S.E., Bothell, Washington 98021 and at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR ALL” THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL NO. 1, “FOR” PROPOSAL NOS. 2, 3, 4 AND 5, AND EVERY “1 YEAR” ON PROPOSAL NO. 6, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. IN THEIR DISCRETION, THE PROXIES OF THE UNDERSIGNED ARE AUTHORIZED TO VOTE UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

RESTRICTED AREA - SCAN LINE
(Continued and to be marked, dated and signed, on the other side)	94373

RESTRICTED AREA - SIGNATURE LINES